UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement.
[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2)).
[   ] Definitive Proxy Statement.
[   ] Definitive Additional Materials.
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

VALRICO BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[   ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock

2)	Aggregate number of securities to which transaction applies: 23,515

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$53.00, which is the per share price to be paid in the transaction subject to this Schedule 14A filing

4)	Proposed maximum aggregate value of transaction: $1,246,295

5)	Total fee paid: $250.00

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.)

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

VALRICO BANCORP, INC.
1815 East State Road 60 Street
Valrico, Florida 33594

                   , 2004

Dear Shareholder:

     You are cordially invited to attend an annual meeting of shareholders, which will be held at                     p.m., on                                              , 2004 at Valrico State Bank’s Main Office at 1815 East State Road 60, Valrico, Florida 33594. I hope that you will be able to attend the meeting and I look forward to seeing you.

     At the annual meeting, you will be asked to vote on a proposed transaction that will result in termination of the registration of the Valrico Bancorp common stock under federal securities laws and thereby eliminate the significant expense required to comply with reporting requirements under those laws. Our costs associated with the routine SEC filing and reporting requirements are estimated at approximately $35,740 or just under 1% of our overhead expense during 2003. We believe that the costs incurred during 2003 are a conservative estimate for the recurring annual cost savings that should result from the going private transaction and subsequent termination of our SEC registration.

     Referred to as “going private,” the proposed transaction will reduce the number of shareholders to fewer than 300 persons, as required for termination of the registration. The reduction in the number of shareholders is accomplished by a merger of a newly-formed, wholly-owned subsidiary of Valrico Bancorp (“VBI Merger Sub, Inc.”), with and into Valrico Bancorp on terms set forth in the merger agreement, a copy of which is attached as Appendix A to the enclosed proxy statement.

     Under the terms of the merger, (i) each share of common stock owned of record at the close of business on the date of the annual meeting of shareholders, by a holder of 100 or fewer shares will be converted into the right to receive, from Valrico Bancorp, $53.00 in cash per share, and (ii) each share of common stock owned of record at the close of business on the annual meeting date, by a holder of more than 100 shares will remain as outstanding Valrico Bancorp common stock after the merger. We anticipate that the effect of the purchase from holders of 100 or fewer shares will be a reduction in the total number of shareholders from approximately 473 to approximately 230. In order to avoid filings with the SEC, the number of shareholders must be reduced to less than 300. The number of shares outstanding is expected to be reduced by approximately 23,515 shares leaving 301,635 shares outstanding from the 325,150 common shares currently outstanding.

     The Valrico Bancorp board of directors has approved the “going private” transaction as in the best interest of all Valrico Bancorp shareholders and recommends that you vote in favor of the proposed transaction. The attached notice of annual meeting and proxy statement describe the transaction and provide specific information concerning the annual meeting. The “going private” transaction is important for Valrico Bancorp and its shareholders but will only be approved upon the affirmative vote of a majority of the number of shares entitled to vote at the annual meeting.

     Importantly, those shareholders with 100 or fewer shares that will receive cash in connection with the going private transaction will continue to receive, or be granted (as the case may be), all privileges initially extended to “Charter Shareholders” of the Company. Such privileges include premium rates for certificates of deposit, free checking and other benefits.

     At the annual meeting, you will also be asked to elect ten (10) nominees to the Company’s board of directors and ratify the board’s selection of Rex Meighen & Company as the outside auditor for the Company for the 2004 fiscal year.

     The board of directors has established                    , 2004 as the record date for determining shareholders who are entitled to notice of the annual meeting and to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by                    , 2004. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

Sincerely,

/s/ J.E. McLean, III
J.E. McLean, III, President & CEO

VALRICO BANCORP, INC.
1815 East State Road 60 Street
Valrico, Florida 33594

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD                         , 2004

     An annual meeting of shareholders of Valrico Bancorp, Inc. will be held on                                       , 2004, at Valrico State Bank’s Main Office at 1815 East State Road 60, Valrico, Florida 33594, for the following purposes:

1.	To consider and act upon a proposal to approve the merger of VBI Merger Co., Inc., a wholly-owned subsidiary of Valrico Bancorp, with and into Valrico Bancorp as contemplated by the merger agreement attached as Appendix A to the enclosed proxy statement. Pursuant to the terms of the merger agreement, (a) each share of Valrico Bancorp common stock owned of record at the close of business on the shareholder meeting date, by a holder of 100 or fewer shares of common stock, will be converted into, and will represent the right to receive from Valrico Bancorp $53.00 cash per share; and (b) each share of Valrico Bancorp common stock owned of record at the close of business on the shareholder meeting date, by a holder of more than 100 shares of common stock will continue to represent one share of Valrico Bancorp common stock after the merger.

2.	To elect ten (10) directors to serve until the next annual meeting of shareholders.

3.	To ratify the appointment by the Board of Directors of the firm of Rex Meighen & Company as the independent auditors of the Company for the current fiscal year.

4.	To transact any other business as may properly come before the meeting or any adjournments of the meeting. (Please note that the meeting will not be adjourned for the purpose of soliciting additional proxies.)

     The board of directors unanimously recommends that you vote FOR the approval of the proposals (1) and (3), and unanimously recommends you vote FOR each nominee submitted for election to the Board of Directors pursuant to proposal (2).

     The board of directors has set the close of business on                          , 2004, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Donald Weaver
Donald Weaver, Secretary

                         , 2004

VALRICO BANCORP, INC.
1815 East State Road 60 Street
Valrico, Florida 33594

PROXY STATEMENT
For Annual meeting of Shareholders
To Be Held on                      , 2004

     The board of directors of Valrico Bancorp provides this proxy statement to you to solicit your vote on the approval of the Agreement and Plan of Merger, dated as of                          , 2004, by and between Valrico Bancorp and VBI Merger Sub, Inc., a newly-formed subsidiary of Valrico Bancorp organized for the sole purpose of facilitating this proposed transaction. Pursuant to the merger agreement, VBI Merger Sub, Inc., will merge with and into Valrico Bancorp, with Valrico Bancorp continuing as the surviving corporation after the merger. If Valrico Bancorp’s shareholders approve the merger agreement, each shareholder:

•	holding 100 or fewer shares of Valrico Bancorp common stock at the time of the merger will receive $53.00 cash, without interest, per share from Valrico Bancorp; or

•	holding more than 100 shares at the time of the merger will continue to hold the same number of shares after the merger and will not receive any cash payment from Valrico Bancorp.

     After the merger, Valrico Bancorp anticipates it will have approximately 230 shareholders of record. As a result, Valrico Bancorp will no longer be subject to the annual and periodic reporting and related requirements under the federal securities laws that are applicable to public companies. All shareholders with 100 or fewer shares that will receive cash in connection with the going private transaction will continue to receive, or be granted (as the case may be), the privileges initially granted to “Charter Shareholders” of the Company. Such privileges include premium rates for certificates of deposit, free checking and other benefits.

     The merger cannot occur unless the holders of a majority of the shares of Valrico Bancorp common stock entitled to vote at the annual meeting of shareholders approve the merger agreement. The board of directors has scheduled an annual meeting of shareholders to vote on the merger as follows:

             , 2004;    :00    .m.
Valrico State Bank’s Main Office
1815 East State Road 60
Valrico, Florida 33594

     This document provides you with detailed information about the proposed merger. Please see “Where You Can Find More Information” for additional information about Valrico Bancorp on file with the Securities and Exchange Commission.

     At the annual meeting, you will also be asked to elect ten (10) nominees to the Company’s board of directors and ratify the board’s selection of Rex Meighen & Company as the outside auditor for the Company for the 2004 fiscal year. This document provides you with detailed information about these proposals.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSED TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

     The date of this proxy statement is                          , 2004. We first mailed this proxy statement to the shareholders of Valrico Bancorp on or about that date.

IMPORTANT NOTICES

     Valrico Bancorp common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when shares of Valrico Bancorp common stock are converted. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     You should not construe the contents of this proxy statement or any communication from Valrico Bancorp, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor, as appropriate.

     Valrico Bancorp makes forward-looking statements in this proxy statement that are subject to risk and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of Valrico Bancorp after the merger is effected. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risk and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

(1)	changes in economic conditions, both nationally and in our primary market area;

(2)	changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes; (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

(4)	the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

(5)	the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words “we,” “our,” and “us,” as used in this proxy statement, refer to Valrico Bancorp and it’s wholly owned subsidiaries, collectively, unless the context indicates otherwise.

TABLE OF CONTENTS

PG.
PROPOSAL I – APPROVAL OF THE MERGER OF VBI MERGER SUB, INC. WITH AND INTO VALRICO BANCORP, INC.	20
SUMMARY TERM SHEET	20
Overview of the Merger	20
Voting on the Merger	21
Purpose, Structure, and Effects of the Merger	21
Recommendation of the Board of Directors	22
The Merger Consideration	22
Austin Associates, LLC’s Fairness Opinion	22
Potential Conflicts of Interest of Executive Officers and Directors	23
Conditions to the Merger	23
Termination of the Merger Transaction	24
Dissenters’ Rights	24
Federal Income Tax Consequences	24
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER	25
When and Where is the Annual Meeting?	25
How Many Votes Do I Have	25
How Many Votes Can be Cast by All Shareholders?	25
Can I Change My Vote?	25
What Happens if the Meeting is Postponed or Adjourned?	25
Why Should I Vote to Approve the Plan of Merger?	25
How Will the Merger Affect the Day-to-Day Operations	26
How was the Cash Price for Shares of the Common Stock Determined?	26
May I Obtain a Copy of Austin Associates, LLC’s Valuation Report?	26
When Will the Merger be Completed?	27
Should I Send in My Common Stock Certificates Now?	27
Who Can Help Answer My Questions?	27
What Do I Need to Do Now?	27
SPECIAL FACTORS	28
Background of the Merger Proposal	28
Purposes of and Reasons for the Merger Proposal	33
Structure of the Merger	35
Determination of the Terms of the Merger	36
Financial Fairness	36
Recommendation of our Board of Directors	41
Purposes and Reasons of VBI Merger Sub, Inc. for the Merger Proposal	45
Position of VBI Merger Sub, Inc. as to the Fairness of the Merger	45
Interests of Certain Persons in the Merger	46
Certain Consequences of the Merger; Benefits and Detriments to
Affiliated and Non-Affiliated Shareholders	46
Operations of the Bank Following the Merger	47

PG.
Financing of the Merger	47
Source of Funds and Expenses	48
Certain Terms of the Merger	48
Regulatory Requirements	50
Rights of Dissenting Shareholders, Access to Corporate Files, Appraisal Services	50
Material U.S. Federal Income Tax Consequences of the Merger	52
Pro Forma Effect of the Merger	54
Termination of Securities Exchange Act Registration	55
PROPOSAL II - ELECTION OF DIRECTORS	57
Nominees and Executive Officers	57
Legal Proceedings	58
Meetings and Committees of the Board of Directors	58
Executive Compensation and Other Information	61
Section 16(A) Beneficial Ownership Reporting Compliance	63
Certain Transactions	63
PROPOSAL III - RATIFICATION FOR THE SELECTION OF AUDITORS	65
INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS	66
Time and Place of Meeting	66
Record Date and Mailing Date	66
Number of Shares Outstanding	66
Purposes of Annual Meeting	67
Dissenters’ Rights	67
Voting at the Annual Meeting and Requirements for Shareholder Approval	67
Solicitation of Proxies	69
INFORMATION ABOUT VALRICO BANCORP AND ITS AFFILIATES	69
Valrico Bancorp, Inc. and Valrico State Bank	69
VBI Merger Sub, Inc.	72
Voting Securities Held By Directors, Executive Officers and 5% Beneficial Owners of Valrico Bancorp, Inc.	72
Recent Affiliate Transactions in Valrico Bancorp Stock	75
Stock Repurchases by Valrico Bancorp, Inc	75
Market for Common Stock and Dividend Information	75
Description of Common Stock	76
Dividend Policy	77
Selected Historical Financial Data	78
Pro Forma Consolidated Financial Information (Unaudited)	80
Future Shareholder Proposals and Communications with the Company’s Board of Directors	81
Other Matters	82

WHERE YOU CAN FIND MORE INFORMATION	82
DOCUMENTS INCORPORATED BY REFERENCE	82
APPENDICES
Appendix A	84
Appendix B	89
Appendix C	97
Appendix D	98
Appendix E	103

PROPOSAL I - APPROVAL OF THE MERGER OF VBI MERGER SUB, INC.
WITH AND INTO VALRICO BANCORP, INC.

SUMMARY TERM SHEET

     This summary term sheet, together with the following Question and Answers section highlights the material information included in this proxy statement. This summary may not contain all of the information that is important to you. To understand the merger proposal fully, and for a more complete description of the legal terms of the merger proposal, you should read carefully this entire document and the other documents referenced in this document. The actual terms of the merger are contained in the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

OVERVIEW OF THE MERGER

     We are furnishing this proxy statement to allow Valrico Bancorp shareholders to consider and vote on a proposal to approve the merger of a newly-created, wholly-owned subsidiary, VBI Merger Sub, Inc. with and into Valrico Bancorp. Pursuant to the terms of the merger agreement,

–	each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of 100 or fewer shares of Valrico Bancorp common stock will be converted into, and will represent the right to receive $53.00 per share in cash; and

–	each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of more than 100 shares of common stock will continue to represent one share of Valrico Bancorp common stock after the merger.

     Additionally, each shareholder with 100 or fewer shares receiving cash in connection with the going private transaction will retain, or be granted (as the case may be), all privileges initially extended to “Charter Shareholders” of the Company. Such privileges include premium rates for certificates of deposit, free checking and other benefits. According to our stock records, as of the record date for the annual meeting (                   , 2004) there are approximately 243 shareholders who own 100 or fewer shares (who, together, own approximately 23,515 shares of common stock, or about 7.23% of total outstanding shares) and approximately 230 shareholders who own more than 100 shares (who together own approximately 301,635 shares of common stock or about 92.77% of total outstanding shares).

     The sole purpose of the merger is to reduce the number of record shareholders below 300 persons so that we may terminate the registration of the common stock with the SEC and thereby avoid the significant costs and personnel time commitment necessary for compliance with the SEC reporting requirements.

VOTING ON THE MERGER

     At the annual meeting, you will be asked to vote on a proposal to approve the merger transaction as described in the merger agreement. Each share of common stock is entitled to one vote. The Company’s Articles of Incorporation and the merger agreement provide that the merger must be approved by the affirmative vote of a majority of the shares of common stock (approximately 161,951 shares) entitled to vote on the merger proposal. A majority vote of non-affiliated shareholders (i.e., shareholders who are not officers and directors of Valrico Bancorp or of Valrico State Bank (the “Bank”) is not required to approve the merger proposal. Abstentions and broker non-votes will have the same effect as a vote against the merger proposal.

     The record date for determining who is entitled to vote at the annual meeting has been fixed as the close of business on                     , 2004. On the record date, there were 325,150 shares of common stock outstanding, held of record by approximately 473 holders. Of those shares, 128,144 shares are currently beneficially owned by directors and senior executive officers (approximately 39.41% of the outstanding shares). However, directors and senior executive officers also hold currently exercisable options for the purchase of 53,910 additional shares in the aggregate, which, if exercised would increase their ownership percentage to approximately 48.03%. We have been informed that all of Valrico Bancorp’s directors and all of Valrico Bancorp’s executive officers intend to vote in favor of the merger proposal.

PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER

     The purpose of the merger is to reduce the total number of holders of shares of the common stock to less than 300 persons so that we may terminate our status as a reporting company and avoid the reporting and other SEC filing requirements attendant to that status. The board of directors believes that the management burden and monetary expense associated with the SEC reporting and other filing requirements far outweigh any advantage of remaining as an SEC reporting company.

     The merger has been structured as follows: A newly-created, wholly-owned subsidiary of Valrico Bancorp, VBI Merger Sub, Inc., will be merged with and into Valrico Bancorp with Valrico Bancorp remaining as the surviving corporation to the merger. VBI Merger Sub, Inc. will then cease to exist. In the merger:

–	each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of 100 or fewer shares of common stock will be converted into, and will represent the right to receive $53.00 in cash from Valrico Bancorp for each share, and those shares will be cancelled; and

–	each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of more than 100 shares of common stock will continue to represent one share of Valrico Bancorp common stock following the merger.

     Upon completion of the merger, shareholders whose shares are converted into cash (generally those owning 100 or fewer shares) will cease to have any ownership interest in Valrico Bancorp and will cease to participate in future earnings and growth, if any, of Valrico Bancorp or to benefit from any increases, if any, in the value of the Valrico Bancorp stock. Moreover, upon completion of the merger, the certificates representing those shares of common stock will be cancelled. Generally, shareholders of record who own more than 100 shares on the record date will retain their shares of common stock in the merger.

     Shareholder records indicate that approximately 230 of the total 473 record shareholders own more than 100 shares of our common stock. Since 230 is comfortably below the 300 shareholder threshold, the board determined to use 100 shares as the minimum required share ownership level. The 230 shareholders who own more than 100 shares own approximately 92.77% of the outstanding shares. The 243 shareholders who will receive cash for their shares in the merger own approximately 7.23% of the outstanding shares. Following consummation of the merger, such shareholders will continue to receive or be granted, as the case may be, all privileges initially extended to “Charter Shareholders” of the Company, which include, but are not limited to, premium rates for certificates of deposit and free checking.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors of Valrico Bancorp has unanimously approved the merger transaction and recommends that you vote to approve the transaction. The board of directors believes that the transaction is in the best interests of Valrico Bancorp and its shareholders, and that the transaction is fair to all Valrico Bancorp shareholders, including the non-affiliated Valrico Bancorp shareholders. In reaching their decision to recommend and approve the merger proposal, the board of directors considered a number of factors, including the valuation of the common stock and fairness opinion by Austin Associates, LLC. See “Proposal 1: Approval of the Merger — Special Factors -Recommendation of our board of directors”; and “— Financial fairness. “

THE MERGER CONSIDERATION

     If the merger is completed, Valrico Bancorp will pay $53.00 in cash per share for each share of common stock converted into cash in the merger transaction. In the aggregate, Valrico Bancorp will pay approximately $1.25 million to acquire all of the shares from shareholders who will receive cash as a result of the merger. The funds necessary to acquire these shares are anticipated to come from the working capital of the holding company. Further, we estimate that Valrico Bancorp will incur approximately $94,000 in costs and expenses associated with the merger transaction, which includes fees incurred in connection with the issuance of $2.5 million of Trust Preferred Securities. For more information regarding the issuance of the Trust Preferred Securities, see “Proposal 1: Approval of the Merger—Special Factors—Financing the Merger” and “Source of Funds and Expenses”.

AUSTIN ASSOCIATES, LLC’S FAIRNESS OPINION

     Austin Associates, LLC, Valrico Bancorp’s s independent financial advisor, delivered to the board of directors a written opinion dated                          , 2004, stating that the consideration of $53.00 per share is fair to the shareholders who receive cash in the transaction. Austin Associates, LLC will receive a fee of approximately $20,000 for the services it has provided to Valrico Bancorp in respect

of the proposed merger. The full text of Austin Associates, LLC’s opinion dated                          , 2004, is attached as Appendix C to this proxy statement. Please read this opinion. See “Proposal 1: Approval of the Merger — Special Factors — Financial fairness” for a description of Austin Associates, LLC’s opinion and the analyses performed by it.

POTENTIAL CONFLICTS OF INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of Valrico Bancorp and the Bank may have interests in the transaction that are different from your interests as a shareholder, or relationships that may present conflicts of interest, including the following:

–	Each member of the board of directors, and each of the executive officers hold of record more than 100 shares of the common stock and will retain their shares in the merger; and

–	As a result of the merger, the shareholders who own of record at the close of business on the date of the Annual meeting of Shareholders, more than 100 shares, such as our directors and executive officers, will increase their percentage ownership interest in Valrico Bancorp as a result of the purchase by Valrico Bancorp of the shares owned by the holders of 100 or fewer shares. For example, assuming the merger is approved, the aggregate ownership percentage of the directors and officers, taking into account all currently exercisable options held thereby, will increase from 48.03% to approximately 51.20% as a result of the reduction of the number of shares of the common stock outstanding by approximately 23,515 shares.

     See “Proposal 1: Approval of the Merger — Special Factors — Interests of certain persons in the merger” and “Certain Relationships and Related Transactions” for a description of these potential conflicts.

CONDITIONS TO THE MERGER

     The merger agreement and the transactions contemplated by the merger agreement are subject to a number of conditions, including:

–	approval of the merger by our shareholders; and

–	satisfaction of certain conditions including receipt of all regulatory approvals.

     See “Certain Terms of The Merger — Conditions to consummation of the merger” and “— Regulatory requirements” for a description of the conditions to the consummation of the merger under the merger agreement.

TERMINATION OF THE MERGER TRANSACTION

     The merger transaction may be terminated in specified circumstances, such as if the required shareholder vote is not obtained. See “Certain Terms of the Merger — Amendment or termination of the merger agreement” for a description of the termination events under the merger agreement.

DISSENTERS’ RIGHTS

     This transaction has been structured to provide shareholders that are being cashed out in connection with the merger (i.e. shareholders owning 100 or fewer shares of the Company’s common stock) with dissenters’ rights under the applicable sections of the Florida Business Corporation Act. In accordance with these provisions, such shareholders have the right to dissent from the merger and to receive payment in cash for the appraised fair value of the Company’s common shares. In order to do this, a shareholder must:

     • deliver to the Company before the annual meeting written notice of his or her intent to exercise dissenters’ rights with respect to Company common shares if the merger becomes effective;

     • not vote his or her shares in favor of approval of the merger agreement; and

     • follow the statutory procedures for perfecting dissenters’ rights under Florida law, which are described in “Background of the Merger Proposal — Rights of Dissenting Shareholders, Access to Corporate Files, Appraisal Services.”

     Merely voting against approval of the merger agreement will not preserve a shareholder’s dissenters’ rights. The relevant sections of the Florida law governing this process are reprinted in their entirety and attached to this document as Appendix B. Failure to comply precisely with all procedures required by Florida law may result in the loss of dissenters’ rights.

FEDERAL INCOME TAX CONSEQUENCES

     A shareholder who receives cash in the merger will generally be taxed on receipt of the merger consideration if and to the extent that the amount received exceeds tax basis in the common stock. Determining the tax consequences of the merger can be complicated. See “Material U.S. Federal Income Tax Consequences of the Merger” for more details on the federal income tax consequences of the merger. You should consult your financial and tax advisors in order to understand fully how the merger will affect you.

QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND THE MERGER

     The following questions and answers are intended to briefly address commonly asked questions regarding the annual meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement.

WHEN AND WHERE IS THE ANNUAL MEETING?

     The meeting will be held on                          , 2004, at    :00    .m., local time, at Valrico State Bank’s Main Office, located at 1815 East State Road 60, Valrico, Florida 33594.

HOW MANY VOTES DO I HAVE?

     You will have one vote for every share of common stock you owned on the record date.

HOW MANY VOTES CAN BE CAST BY ALL SHAREHOLDERS?

     As of the record date, 325,150 shares of common stock were issued and outstanding and held of record by approximately 473 shareholders.

CAN I CHANGE MY VOTE?

     Yes, just send in a new proxy with a later date, or send a written notice of revocation to the corporate secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can deliver a written revocation of your proxy to the secretary at the meeting.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

     Your proxy will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

WHY SHOULD I VOTE TO APPROVE THE PLAN OF MERGER?

     The board of directors believes that the merger is in the best interests of all Valrico Bancorp shareholders. The merger will reduce the number of holders of shares of common stock to below 300 persons, which will then allow termination of the registration of the common stock under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The board believes that the monetary expense and the burden to management incident to continued compliance with the 1934 Act significantly outweigh any material benefits derived from continued registration of the shares.

     The merger will also serve as a source of liquidity for those shareholders who receive cash for their shares. The board recognizes that there is no active trading market for the common stock and no market is expected to develop upon consummation of the merger. The board believes that the merger provides a means for those shareholders with a limited number of shares to receive cash for their shares at a fair price and without out-of-pocket costs.

HOW WILL THE MERGER AFFECT THE DAY-TO-DAY OPERATIONS?

     The merger will have very little effect on Valrico Bancorp or on the Bank’s operations. The Bank will continue to conduct its existing operations in the same manner as now conducted. The articles of incorporation and by-laws of Valrico Bancorp and the Bank will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. After the merger is completed, the current officers and directors of the Bank will continue to hold the positions each now holds with the Bank, and the Bank will continue to be regulated by the same agencies as before the merger. All shareholders receiving cash in connection with the merger will be accorded all rights and privileges extended to “Charter Shareholders” of the Company.

HOW WAS THE CASH PRICE FOR SHARES OF THE COMMON STOCK DETERMINED?

     The board of directors retained Austin Associates, LLC, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to assist the board in determining a fair price for the shares of common stock to be purchased by Valrico Bancorp in the merger transaction. Austin Associates, LLC delivered a valuation report to the board valuing a share of the common stock at $53.00 in an efficient market and at $42.50 per share after the application of a marketability discount appropriate for the Company. The board of directors considered the independent valuation and other factors and, with the recommendation of Austin Associates, LLC, determined that the cash consideration under the merger agreement should be $53.00 per share. Subsequently, Austin Associates, LLC issued an opinion to the board of directors that the cash consideration to be paid under the merger agreement was fair, from a financial point of view, to the shareholders receiving cash in the merger. A copy of the fairness opinion of Austin Associates, LLC is attached as Appendix C to this proxy statement for your review.

MAY I OBTAIN A COPY OF AUSTIN ASSOCIATES, LLC’S VALUATION REPORT?

     In connection with Austin Associates, LLC’s fairness opinion, Austin Associates, LLC has prepared and delivered to Valrico Bancorp a valuation report that details the valuation principles and methodologies used to determine the fairness of the proposed transaction. You or your representative (designated in writing) may inspect and copy the valuation report at the Bank’s main office during regular business hours. You or your representative (designated in writing) may also receive a copy of the report upon written request and at your expense. Please send in your written request to the address set forth on the cover page of this proxy statement. Additional information or documentation may be requested from you if necessary to verify your identity or that of your representative or the authority of your representative. You may also be required to execute an agreement to protect the confidentiality of the information contained in the report.

WHEN WILL THE MERGER BE COMPLETED?

     We plan to complete the transaction during the third quarter of 2004 so that registration of the common stock can also be terminated in the third quarter of 2004.

SHOULD I SEND IN MY COMMON STOCK CERTIFICATES NOW?

     No. After the merger transaction is completed, those shareholders who receive cash in the merger will receive written instructions for exchange of their common stock certificates for cash.

WHO CAN HELP ANSWER MY QUESTIONS?

     If you have any questions about the annual meeting or any of the items to be considered by the shareholders at the meeting, or if you need additional copies of the enclosed materials or proxy, you should contact: Jerry L. Ball, President and Chief Executive Officer, 1815 East State Road 60 Street, Valrico, Florida 33594. His telephone number is (813) 689-1231.

WHAT DO I NEED TO DO NOW?

–	Mail your signed proxy in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. If you sign and return your proxy but do not include instructions on how to vote, your shares will be voted “FOR” the proposal to approve and adopt the merger and the merger agreement.

–	For a more complete description of voting at the shareholders’ meeting, see the section entitled “Information Regarding the Annual meeting of Shareholders — Procedures for Voting by Proxy”.

SPECIAL FACTORS

BACKGROUND OF THE MERGER PROPOSAL

     Valrico Bancorp, Inc., the holding company for Valrico State Bank, was organized in 1995. Because of the aggregate amount of assets and number of record shareholders, the Company was required to register with the Securities and Exchange Commission in accordance with Section 12(g) of the Securities Exchange Act of 1934, as amended. As an SEC reporting company, Valrico Bancorp is currently required to prepare and file with the SEC, among other items, the following:

–	Annual Reports on Form 10-KSB;

–	Quarterly Reports on Form 10-QSB; and

–	Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act of 1934, as amended.

     The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing the SEC documents and the word processing, specialized software and filing costs associated with the SEC reports and other filings. These SEC registration-related expenses have been increasing over the years, and we believe that they will continue to increase. A principal reason behind pending increases in compliance costs is the enactment of the Sarbanes-Oxley Act of 2002 and the additional rules and regulations of the SEC related to the Act.

     Consequently, we decided to evaluate the costs and benefits of being a public company. at this Set forth below is a breakdown of our historical and estimated external expenses related to our SEC reporting obligations:

					Estimated	Estimated
	2000	2001	2002	2003	2004	2005
Accounting and Audit Fees:	$16,575	$17,661	$18,765	$19,655	$27,521	$54,000
Legal Counsel:	6,150	2,736	7,652	7,260	7,500	7,500
Corporate Communications:	500	500	500	500	500	500
SEC Filing Expenses:	2,702	4,036	4,246	4,625	4,200	4,200
Internal Compliance Costs	2,538	2,637	3,736	3,700	4,360	4,528
Attestation Fees:	NA	NA	NA	NA	NA	NA

Total:	$27,965	$27,570	$34,899	$35,740	$44,081	$70,728

     As a result of these expenses, the burden on management required for compliance with SEC rules and regulations, and the additional requirements of the Sarbanes-Oxley Act, Valrico Bancorp management held internal discussions, during the second half of 2003, concerning the possibility of terminating the registration of the common stock with the SEC. Based upon these internal discussions, management concluded that any benefits from being a registered (“public”)

company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. Management preliminarily determined that the number of record shareholders must be reduced below 300 persons in a transaction that would be deemed by the SEC to be a “going private” transaction in order to terminate the registration of the Valrico Bancorp common stock with the SEC. Management’s subsequent review of stock records confirmed that, if Valrico Bancorp repurchased all of the shares of every shareholder that owned 100 or fewer shares of common stock, only approximately 230 total record shareholders would remain after the purchases were completed, and 230 total shareholders is comfortably below the 300 shareholder threshold required to terminate SEC registration.

     Based upon these conclusions, management initially contacted its independent accountants, Rex Meighen & Company, and its corporate counsel, Werner & Blank, LLC, during the early part of the fourth quarter of 2003 to begin discussions regarding issues related to terminating registration of the common stock with the SEC.

     Management also contacted Austin Associates, LLC, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to provide advice concerning the potential financial terms of a “going private” transaction. During its discussions in November 2003, management discussed with Valrico Bancorp’s corporate counsel and financial advisor possible structures for a transaction by which all shares owned by holders of 100 or fewer shares would be acquired by Valrico Bancorp. Based upon these discussions, management determined that three viable alternatives existed: a tender offer structure, a reverse stock split, and a merger of a wholly-owned subsidiary with and into Valrico Bancorp. Based upon these discussions, management later presented these alternative structures to the board for consideration. A chronology of the activities of the board of directors is set forth below.

     Mr. McLean and Mr. Ball, members of the Executive Committee of the board of directors met on November 17, 2003 to discuss the advantages and disadvantages of being a public company, the regulatory process, any accounting issues, valuation and fairness issues, strategies to become private, and the shareholder approval process with respect to the various methods of going private.

     Thomas Blank of Werner & Blank, LLC discussed the following advantages of being an SEC registered company.

–	More disclosure by the company makes shareholders feel more secure about their investment.

–	Registration allows for potentially increased liquidity by permitting its listing on an exchange or trading over the counter.

–	Investors have the ability to read and analyze company information online, from the SEC web site.

–	Registration makes it easier to raise additional capital through the sale of Company stock, or to use Company stock to engage in an acquisition transaction.

He also outlined the following disadvantages, particularly as they apply to Valrico Bancorp, Inc., of being registered with the SEC.

–	Increased expenses related to compliance with SEC reporting obligations and corporate governance requirements under the Sarbanes-Oxley Act may place Valrico Bancorp at a competitive disadvantage.

–	Management’s time and efforts are inordinately expended on compliance matters, as opposed to the operation of the Company and its subsidiary bank.

–	SEC regulations do not generally take into account smaller firms, rather they only have one approach for all firms. This makes it too expensive, especially for small firms, like Valrico Bancorp, Inc.

     Mr. Blank also explained the process of becoming a non-reporting company, and explained that the following three types of transactions could be used to get the number of shareholders below 300: the reverse stock split; an affiliate merger; and a voluntary tender offer. Because the voluntary tender offer did not guarantee the objective of bringing the shareholder base to under three hundred, it was eliminated from any further consideration. Mr. Blank advised the board that the necessity for shareholder approval might be required if the reverse stock split or the merger option were adopted. Mr. Blank also explained that an outside consultant should be retained to provide a valuation study for purposes of determining the value of the stock, and that the consultant should provide the Company with a fairness opinion opining to the fairness of the consideration to be paid to exiting shareholders.

     At the meeting on December 16, 2003, the Board of Directors resolved to direct management to begin the process to obtain legal advice on going private, along with retaining an investment firm to conduct a valuation study. At that time, the different investment banking proposals were reviewed by the board. The Board adopted a motion to authorize Executive Vice President Ball to accept the proposal from Austin Associates, LLC. All board members approved the motion. As a result, the investment banking firm Austin Associates, LLC was selected to conduct a valuation study and provide a fairness opinion in connection with the transaction. The proposals regarding legal representation in the “going private” transaction were also reviewed at that time. All board members were present at the meeting, at which time the Directors adopted a motion to retain Werner & Blank, LLC to provide the legal services for the going private transaction. All board members approved and Werner & Blank, LLC, was selected to represent the company in regard to this transaction.

     At its January 20, 2004 meeting, the board of directors first discussed the current costs and continued increase in expenses associated with Valrico Bancorp, Inc. trading as a public company, including all current costs associated with SEC registration, as well the future increase in expenses anticipated as a result of the implementation of the Sarbanes-Oxley Act of 2002. Management reported that 2003 direct and indirect costs were approximately $35,740 and they were expected to increase to approximately $70,700 by 2005. The increase would amount to a 98% increase in costs over the next three years. The board also discussed the minimal trading activity of Valrico Bancorp, Inc. stock. For example, the following table sets forth for the period indicated the number of days that any shares of Valrico Bancorp’s common stock were traded and the total number shares traded during the period:

	Number of Days on Which	Total
Period	Any Shares Traded	Volume
1/1/2003 - 3/31/2003	3 days	900 shares
4/1/2003 - 6/30/2003	1 day	1,000 shares
7/1/2003 - 9/30/2003	4 days	15,403 shares
10/1/2003 - 12/31/2003	5 days	4,550 shares

     On March 2, 2004, all members were present at the regularly-scheduled board meeting, a proposal was summarized whereby the Company would engage in a transaction to reduce the number of shareholders to permit it to terminate its SEC reporting obligations. The potential costs and additional time management that would be devoted to SEC matters, along with the limited trading activity of the common stock were discussed. Rick Maroney of Austin Associates, LLC presented the results of their valuation study, a detailed description of which is contained in this proxy statement under the caption “Financial Fairness,” indicating a value of $53.00 per share in an efficient market and $42.50 per share after the application of a marketability discount. Austin Associates, LLC explained the detailed procedures performed and the financial analyses supporting the range of values. The board members discussed the different factors involved in these procedures and Austin Associates, LLC described the assumptions utilized in its valuation report. Discussion took place regarding recent trades and the Company’s shareholder base, the substance of which is described in the proxy statement under the captions “Structure of the Merger” and “Recommendation of our Board of Directors.” Mr. Maroney was asked if his firm was prepared to issue an opinion that a price of $53.00 per share is fair, from a financial perspective and he stated that the valuation study supports a $53.00 per share price. The $53.00 purchase price, which represents the per share value determined by Austin Associates, LLC prior to taking into account the relatively illiquid nature of Valrico common stock, was determined by the Board with the recommendation of Austin Associates, LLC. The board of directors decided to offer exiting shareholders the additional $10.50 based on a number of factors, including: (1) the addition of a premium over fair market value to compensate such shareholders for the involuntary nature of the liquidation of their shares; (2) the addition of a premium over fair market value to allow exiting shareholders the opportunity to share in a portion of the future cost savings anticipated as a result of the “going private” transaction; and (3) the addition of an amount to compensate for any price appreciation in the Company’s stock likely to occur over the interim period until the closing of the transaction. The board was aware that, as part of its analysis, Austin Associates, LLC relied on management’s projections of 2004 earnings and that such analysis included consideration of the possible appreciation of the per share price of the company’s common stock which might occur if those projections were achieved. Additionally, in adopting a cash price which is $10.50 per share greater than the Austin Associates, LLC valuation amount, the board believed that it adequately provided for any additional appreciation that might occur and concluded that an updated valuation was not necessary.

     President Ball then asked Thomas Blank of Werner & Blank, LLC to discuss the fiduciary duties of the board in considering the proposed transaction. The board and counsel then discussed the steps necessary to complete a transaction. Counsel explained that, if the board approved the merger proposal, a proxy statement and Schedule 13E-3 would be filed with the SEC. The board considered the alternative structures for a going private transaction and after considerable discussion, the board of directors unanimously voted in favor of proceeding with the proposed “going private” merger transaction with each director indicating his or her intent to vote in favor of the merger. The board reviewed the shareholder records and determined that shares held of record by shareholders owning 100 or fewer shares should be converted to the right to receive cash in the merger. The board of directors agreed that $53.00 was a fair value for the shares of common stock to be purchased by Valrico Bancorp in the merger and that the merger transaction was fair to all shareholders (including non-affiliated shareholders). The board then authorized management to begin the process of preparing the required transaction documents as well as the necessary SEC filings. The board also requested an opinion by Austin Associates, LLC that the $53.00 per share price was fair, from a financial point of view, to the shareholders owning 100 or fewer shares who would receive cash in the merger. Austin Associates, LLC later delivered a fairness opinion, dated              , 2004, to the board, which opinion states that $53.00 per share is fair, from a financial point of view, to all shareholders of Valrico Bancorp, including the shareholders receiving cash in the merger.

     At the meeting, the board reviewed with management a draft merger agreement prepared by counsel and the board then adopted resolutions approving a form of merger agreement, authorizing management to proceed with the merger transaction and to seek shareholder approval of the merger proposal. Finally, the board members reviewed with management a draft proxy statement and transaction statement on Schedule 13E-3 prepared by counsel and discussed the necessary SEC disclosures. Thereafter, the board approved the form of proxy statement and Schedule 13E-3 and authorized management to make all necessary filings with the SEC or otherwise to consummate the proposed “going private” transaction.

     The board agrees with management that the burden on management and the expense of the SEC reporting and other filing obligations outweighs any benefit from the SEC registration of our common stock. The board also determined that a merger was the preferred structure because:

–	a tender offer process is more expensive, could take many months to complete, and would provide no assurances that a sufficient number of shareholders would tender their shares;

–	a reverse stock split (which would be accomplished through an amendment to the Company’s Articles of Incorporation) would require a subsequent forward stock split in order to restore the Company’s stock price to its approximate pre-reverse stock split range, which was viewed as complicating and burdensome.

     The board determined that the merger proposal was fair to all shareholders (including non-affiliated shareholders), generally, and specifically with respect to shareholders receiving cash in the merger. In making this determination, the board did not utilize the following procedural safeguards:

–	the merger transaction was not structured to require separate approval by a majority of those shareholders who are not officers or directors of Valrico Bancorp or the Bank; and

–	the directors did not retain any unaffiliated representative to act solely on behalf of shareholders who are not officers or directors for purposes of negotiating the terms of the merger transaction or to prepare a report regarding the fairness of the transaction.

     The board has determined that, based upon the factors described in "—Recommendation of our board of directors” below, the merger is fair to all shareholders of Valrico Bancorp, including shareholders who are not officers or directors.

     The board did not consider any alternatives to a going private transaction. The board did not consider a possible sale of Valrico Bancorp since no firm offers had been presented to the board and no determination had been made that such a sale would be in the best interest of the shareholders. Further, the board did not view a sale as an alternative that could achieve the benefits of the going private transaction, including liquidity for those shareholders being paid cash in the merger while allowing a reduction of costs for Valrico Bancorp and those shareholders who retain their shares.

PURPOSES OF AND REASONS FOR THE MERGER PROPOSAL

     The purpose of the proposed merger is to terminate Valrico Bancorp’s status as a reporting company with the SEC, which the board believes will reduce expenses and create shareholder value. We are aware that the advantages to being a public company, including potential investment liquidity and the possibility for use of company securities to raise capital or make acquisitions, may be important to some companies. We have not, however, taken advantage of any of these benefits and will not be in a position to do so in the foreseeable future. In our experience, community banks of our size do not typically receive the necessary attention from stock analysts and the investment community to create substantial liquidity. Moreover, our internally-generated equity growth and limited borrowings have been sufficient to accommodate our need for capital and growth. Finally, opportunities to utilize our stock to acquire other banks have been extremely scarce and when in the rare instance they have presented themselves, our board has not deemed those opportunities to be in the best interest of our shareholders.

     In the board’s judgment, the registration of Valrico Bancorp stock with the SEC yields little advantage. Consequently, little justification exists for the continuing direct and indirect costs of registration with the SEC. In addition, the board believes that management has reduced corporate overhead as much as possible, and that the majority of the corporate costs remaining are those associated with being a public company. We believe these costs will only continue to increase.

     Valrico Bancorp incurs direct and indirect costs associated with the filing and reporting requirements imposed on public companies by the 1934 Act. Examples of anticipated direct cost savings from terminating registration of the common stock include substantially less complicated disclosure, reduced professional and advisory fees, reduced accounting fees, reduced insurance costs, reduced printing and mailing costs for corporate communications, and reduced miscellaneous, clerical and other expenses (e.g., the word processing, specialized software and electronic filings associated with SEC filings).

     Our costs associated with the routine SEC filing and reporting requirements were approximately $35,740 or just under 1% of our overhead expenses during 2003.

These expenses consisted of the following:

Accounting Fees	$19,655
Securities Counsel	$7,260
Corporate Communications	$500
SEC Filing Fees and Miscellaneous	$4,625
Internal Compliance Costs	$3,700

     We believe that the costs incurred during 2003 are a conservative estimate for the recurring annual cost savings that should result from the going private transaction and subsequent termination of our SEC registration. Estimates of the annual savings to be realized if the merger is implemented are based upon (i) the actual costs of the services and disbursements in each of the above categories that are reflected in recent historical financial statements and (ii) management’s estimates of the portion of the expenses and disbursements in each category believed to be solely or primarily attributable to the public company status. In some instances, management’s estimates are based on information provided by third parties or upon verifiable assumptions. For example, our auditors have informed us that there will likely be a reduction in annual audit fees if we cease to be public as annual and quarterly reviews of SEC filings will not be needed if we no longer file reports with the SEC. Further legal costs associated with quarterly and annual SEC filings will no longer be incurred. Other estimates are more subjective. For example, we expect lower printing and mailing costs as a result of less complicated disclosure required by our private status, and the reduction in direct miscellaneous clerical and other expenses.

     The amounts set forth above do not necessarily reflect future savings, and the actual savings to be realized may be higher or lower than indicated. We expect that any savings on the part of the Company will not be realized until after the fiscal year ended December 31, 2004.

     The projected reduction in the number of total record shareholders from 473 to approximately 230 will also result in reduced expenses and less burden on management because Valrico Bancorp will have approximately 48.6% of its current number of shareholders. The decrease in number of shareholders reduces the volume of communications and amount of postage and related expenses associated with the quarterly issuance of dividend checks to shareholders and other shareholder communications.

STRUCTURE OF THE MERGER

     The merger proposal is structured as a “going private” transaction because it is intended to and, if completed, will likely result in the termination of our reporting requirements and other filing obligations under the Securities Exchange Act of 1934, as amended.

     The merger has been structured so that upon consummation of the merger, Valrico Bancorp will have fewer than 300 record holders of its shares of common stock. We have recently organized VBI Merger Sub, Inc. solely to facilitate the merger transaction. VBI Merger Sub will be merged with and into Valrico Bancorp pursuant to the terms of the merger agreement. Valrico Bancorp will be the surviving corporation to the merger. If completed, the merger will have the following effects.

     Shares held at the close of business on the date of the Annual meeting of Shareholders, by shareholders owning 100 or fewer shares. Each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of 100 or fewer shares will be converted, pursuant to the terms of the merger agreement, into the right to receive a cash payment of $53.00 per share. After the merger and payment of that amount, holders of these shares will have no further interest in Valrico Bancorp. These shareholders will not have to pay any service charges or brokerage commissions in connection with the merger or the cash payments to them.

     Shares held at the close of business on the date of the Annual meeting of Shareholders, by shareholders owing more than 100 shares. Each share of common stock owned of record at the close of business on the date of the Annual meeting of Shareholders, by a holder of more than 100 shares of common stock will remain outstanding and continue to represent one share of common stock in Valrico Bancorp following the merger.

     Beneficial owners of shares of the common stock. Nominees (such as a bank or broker) may have required procedures, and shareholders holding common stock in “street name” should contact their nominees to determine how they will be affected by the merger transaction.

     Under the merger agreement, each share of common stock owned by a shareholder who holds of record 100 or fewer shares will be converted into the right to receive cash. The board selected 100 shares as the ownership minimum for several reasons, including to ensure that, after completion of the merger:

–	the number of record shareholders would be less than the 300 shareholder limit necessary to terminate registration with the SEC; and

–	Valrico Bancorp would have sufficient flexibility to issue stock in the future for corporate purposes, including raising equity capital for Valrico Bancorp or the Bank or attracting and retaining qualified employees, directors or executive officers.

     The board did consider using a cutoff number other than 100 shares. However, in reliance on management’s analysis, the board believes that using a number greater than 100 would not provide any significant benefit, while at the same time adding unnecessary expense to the transaction. Out of a total of 473 record shareholders, approximately 230 shareholders own more than 100 shares of our common stock. These 230 shareholders own, in the aggregate, approximately 92.77% of the outstanding shares of common stock.

DETERMINATION OF THE TERMS OF THE MERGER

     The structure and terms of the merger were determined by current management and the board of directors. Because VBI Merger Sub is an affiliated company, the terms of the merger cannot be considered the result of arm’s-length negotiations between unrelated parties. Consequently, the board retained Austin Associates, LLC, (“Austin”) an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to value the common stock. The cash consideration to be paid for the common stock under the merger was determined by the board of directors. In making this determination, the board of directors relied upon the valuation report, recommendation and fairness opinion of Austin. See “Financial Fairness.”

FINANCIAL FAIRNESS

     The board of directors believes that the merger proposal is fair to, and in the best interests of, Valrico Bancorp and all shareholders, including those shareholders who are not officers and directors, and to all shareholders who will receive cash for their shares. The board of directors also believes that the process by which the merger is to be approved is fair.

     The board of directors believes that the merger proposal is fair despite the absence of statutory safeguards identified by the SEC, namely that:

–	the board did not retain an unaffiliated representative to act solely on behalf of the shareholders who are not officers or directors, including shareholders who will receive only cash in the merger, for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal; and,

–	the merger proposal is not structured so that the approval of at least a majority of those shareholders who are not officers and directors is required.

     However, despite the absence of an SEC requirement to do so, the board did obtain an opinion from an unaffiliated third-party relating to the fairness of the cash consideration to be paid to certain shareholders. As a result of obtaining an independent fairness opinion, the board determined that the cost of obtaining an additional fairness opinion or valuation from an unaffiliated representative for the purpose of negotiating the terms of the merger proposal on behalf of the non-affiliated shareholders would be costly and would not provide any meaningful additional benefit.

     The board of directors, including all of the directors who are not employees of Valrico Bancorp, approved the merger proposal, and the board recommends that the shareholders approve the proposal. All of the members of the board of directors have expressed an intention to vote in favor of the merger proposal, including the board members who are not employees of Valrico Bancorp or the Bank.

     The board of directors requested that Austin provide its valuation of the common stock and issue a fairness opinion on the price to be paid for shares of common stock in connection with the merger proposal. Austin recommended the amount of consideration to be paid in the going private transaction and reviewed the effect on the company of paying the recommended price for the proposed transaction. The board agreed with Austin’s recommended price of $53.00 per share which is described in more detail later in this section.

     The board imposed no limitations upon Austin with respect to the investigations made or procedures followed in rendering the valuation or the fairness opinion. A copy of Austin’s fairness opinion is attached to this proxy statement as Appendix C. You or your representative (designated in writing) may inspect a copy of the valuation report at the Bank’s main office during regular business hours. You or your representative (designated in writing) may also receive a copy of the report upon written request and at your expense. Please send in your written request to the address set forth on the cover page of this proxy statement. Additional information or documentation may be requested from you if necessary to verify your identity or that of your representative or the authority of your representative.

     Austin is a limited liability company organized under the laws of Ohio with extensive experience in the valuation of banks and bank holding companies. The board chose Austin to perform the valuation based upon its reputation and management’s recommendations.

     With the exception of annual valuation work provided by Austin in connection with the Company’s KSOP, no material relationship exists or has existed within the past two years between Valrico Bancorp, Inc. and Austin. Austin received an aggregate fee of $6,000 for the valuation work which it provided on behalf of the Company’s KSOP for the 2002 and 2001 fiscal years. Valrico Bancorp will pay Austin a fee of approximately $20,000 for the valuation, fairness opinion, and advisory services provided in connection with the going private transaction, and the Company will reimburse Austin for all out-of-pocket expenses incurred in connection with such services.

     In performing its analysis, Austin assumed, with Valrico Bancorp’s consent, that financial forecasts provided by Valrico Bancorp management had been reasonably prepared, and on a basis reflecting the best currently available judgment of management, and that the forecasts will be realized in the amounts and times contemplated thereby. As part of its forecasts, Valrico Bancorp made certain assumptions, including assumptions with regard to general economic and competitive conditions. The board was aware that, as part of its valuation analysis, Austin relied on management’s projections of 2004 earnings and that such valuation included consideration of the possible appreciation of the per share price of the company’s common stock which might occur if those projections were achieved.

     In connection with the valuation, Austin considered the following additional factors: (i) the nature of the business and history of the enterprise; (ii) the economic outlook in general and the condition and the outlook of the specific industry in particular; (iii) the financial condition of the business; (iv) the earning capacity of the Company; (v) the dividend paying capacity of the Company; (vi) the nature and value of the tangible and intangible assets of the business; (vii) sale of the stock and the size of the block to be valued; (viii) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market; (ix) the marketability of the Company’s stock; and (x) the determination of any control premiums or minority share discounts.

     Austin’s estimate of value for the Company’s shares to be cashed out in the merger involved several valuation methods including: (1) discounted cash flow value; (2) net asset value approach; (3) analysis of guideline transactions; and (4) historical market prices.

     Discounted Cash Flow Value. For this valuation approach, Austin prepared a discounted cash flow analysis of the Company, which estimated after-tax cash flows that the Company might produce from January 1, 2004 through December 31, 2008. The estimates assumed an annual earnings growth rate of approximately 9.2%. The cash flows were discounted to present value using a 12.5% discount rate to reflect the relative risk inherent in Company’s stock. A summary of the projected five-year period is as follows:

	(Dollar Amounts in Thousands)
	Period 1	Period 2	Period 3	Period 4	Period 5
Total Assets	$131,222	$141,720	$153,058	$165,302	$178,526
Net Income	$1,461	$1,597	$1,744	$1,905	$2,080
ROAA	1.16%	1.17%	1.18%	1.20%	1.21%

     The residual value is calculated by capitalizing the fifth year earnings projection. The appropriate capitalization rate was determined to be the 12.5 percent discount rate less an estimated annual growth rate after year five. We have projected a three-percent growth in earnings for years six and beyond. The sum of the present value of the cash flows and residual value based on the 12.5% discount rate equaled $16.7 million or $44.81 per share value (adjusted for all outstanding stock options).

     Net Asset Value. This approach involves taking the book value of a company and assessing premiums or discounts to the balance sheet accounts based upon the current market value of its assets and liabilities. Austin determined the Company’s net asset value as of December 31, 2003 to be $15.3 million, or $41.28 per share (adjusted for all outstanding stock options).

     Guideline Transactions. This analysis is based on two sets of guideline transactions, including: (1) price-to-earnings multiples and price-to-book value ratios for selected publicly traded companies (i.e. minority share transactions); and (2) price-to-earnings multiples and price-to-book value ratios for selected bank sale transactions (i.e. sale of control transactions). Austin applied a minority share discount to all sale transaction multiples to determine appropriate minority share level indications of value under this methodology.

     Minority Share Transactions. Under this approach, Austin analyzed financial and stock performance information for comparable banks in three geographic regions and subject to the indicated criteria: (1) publicly traded banks in Florida with total assets less than $500 million; (2) publicly traded banks in the southeastern region with assets between $50 million and $250 million and with performance results comparable to Company; and (3) publicly traded banks in the nation having assets between $75 million and $200 million and with performance results comparable to Company. The following chart details the median financial and stock performance results for the selective peer groups and for Company:

	Total	Tg Equity/	LTM Core	LTM Core	Price/		Price/LTM
Peer Group	Assets	Tg Assets	ROAA	ROAE	Tg Book		Core EPS
Florida	$183,535	8.81%	0.74%	7.24%	185%		23.4
Southeast	$197,429	7.96%	0.99%	12.36%	203%		18.6
National	$159,936	7.60%	0.87%	12.06%	200%		17.8

Company(1)	$122,882	8.19%	1.14%	15.03%	185	%(2)	15.0 (2)

(1)	Based on core net income of $1,386,000.

(2)	Selected multiple.

     In determining comparable price-to-tangible book and price-to-earnings multiples, Austin considered various factors, including: (1) Company’s underlying financial condition and performance in relation to the selected organizations; and (2) the nature of the geographic market area served by Company in relation to the selected organizations. After considering these and other factors, Austin selected price-to-tangible book and price-to-earnings multiples of 185 percent and 15.0, respectively, to develop indications of value for Company. Pursuant to this analysis, a per share value based on price to tangible book value equaled $57.49, and a per share value based on price to core earnings equaled $60.31.

     Sale of Control Transactions. Under this approach, Austin analyzed sale of control acquisition transactions for peer groups similar to those used with respect to Minority Share Transactions. The first peer group includes Florida bank sale transactions announced in 2003. The second peer group includes Southeastern bank sale transactions with seller’s assets between $75 million and $300 million and with performance results comparable to Company. The third peer group includes bank sale transactions nationally with seller’s assets between $75 million and $250 million and with performance results comparable to Company. The following chart details the median financial and deal statistics for the three selective transaction groups and for Company:

	Total	Tg Equity/	YTD	YTD	Price/		Price/LTM
Peer Group	Assets	Tg Assets	ROAA	ROAE	Tg Book		Core EPS
Florida	$136,265	7.60%	0.80%	9.35%	311%		31.3
Southeastern	$157,206	8.17%	0.80%	10.03%	271%		26.8
Nation	$128,350	7.95%	1.00%	11.68%	250%		22.0

Company (1)	$122,882	8.19%	1.14%	15.03%	250	%(2)	21.0 (2)

(1)	Based on core net income of $1,386,000.

(2)	Selected multiple.

     Based on our analysis of these transactions, Austin selected a price-to-tangible book ratio of 250 percent and a price-to-earnings multiple of 21.0 to establish indications of value for Company under this guideline transactions methodology.

     For each of the peer groups, Austin analyzed all control premium information for bank sale transactions since 1999. The average and median prices paid in these transactions over the pre-announced stock trading levels of the target companies approximated between 33 — 56 percent. For 2003, the median three-month control premium measured 48.8 percent. Based on this data, Austin selected a 45.0 percent control premium, resulting in an implied minority share discount of 31.0 percent. This minority discount has been applied to the selected control level multiples to establish indications of value on a minority interest level.

     Pursuant to this analysis, a per share value based on price to tangible book value equaled $53.58, and a per share value based on price to earnings equaled $58.23.

     Market Price. The final valuation method considered is the market price of Company’s stock as reflected in actual trading prices during the fiscal year ended December 31, 2003. Twelve transactions involving Company’s stock were reported in 2003. The prices in these transactions occurred at $30.00 per share, except for one transaction which occurred at $25.00 on February 3, 2003. A total of 21,453 shares exchanged hands in 2003, representing less than 7.0 percent of the outstanding shares. Because the Company’s stock trades infrequently and is not listed on any exchange or quoted over-the-counter, Austin applied less weight to the market price in determining the value of the Company’s common shares.

     Fair Value. A summary of the valuation findings discussed previously is provided below:

Discounted Cash Flow Value	$44.81
Net Asset Value	$41.28
Minority Share Comparable Value
Price to Book Value	$57.49
Price to Earnings Value	$60.31
Sale of Control Value w/ Minority Share Discount
Price to Book Value	$53.58
Price to Earnings Value	$58.23
Fair Value Determination	$53.00

     Given the nature of the going private transaction, Austin determined that the appropriate standard of value was the “fair value” of a minority interest in Company. In determining fair value, Austin considered that the shares being valued are relatively illiquid. In certain transactions and valuations, a marketability discount would be applied to determine value. In a “cash-out” transaction as is being proposed, Austin has determined that a marketability discount should not be applied. Therefore, having considered each of the valuation methods discussed above, Austin concluded that the fair value of one share of the Company’s common stock would be around $53.00.

     By contrast, it should be noted that in completing the valuation for Company’s KSOP Austin applied a 20% marketability discount to determine the “fair market value” for Company’s shares held in the KSOP. Based on the above methods of valuation, Austin determined that the fair market value of the Company’s common stock for the KSOP as of December 31, 2003 was $42.50. Austin believes that the difference in value, given the nature of the transactions, is appropriate and reasonable.

     No company or merger utilized in Austin’s analyses was identical to Valrico Bancorp, Inc. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interests (in the case of acquisition transactions analysis), as well as other factors that could affect the public trading markets of companies to which Valrico Bancorp, Inc. is being compared. None of the analyses performed by Austin was assigned a greater significance than any other. The fair value determined by Austin was based on its professional judgment and not on any particular average, median or weighting of the factors above.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Based on the factors described above and the considerations set forth immediately below, the board of directors of Valrico Bancorp has determined that the merger proposal is in the best interests of, and fair to, the shareholders of Valrico Bancorp (including the non-affiliated shareholders) and that the merger consideration ($53.00 per share) payable to the shareholders who receive the cash in the merger is fair to those shareholders. See “—Financial fairness.” Accordingly, the board of directors unanimously approved the merger proposal; and recommends that the shareholders vote in favor of the merger and the merger agreement.

     In reaching its decision to approve the merger proposal and in making its recommendation, the Valrico Bancorp board of directors considered a number of material factors, with each of them considered as positive or negative from a fairness standpoint.

     Positive factors for all shareholders. The factors that the board considered positive for all the shareholders, including all non-affiliated shareholders, included:

–	the fact that the cash price per share of $53.00 offered in the merger represents a 70.5% premium over the December 31, 2003 book value per share of $31.08;

–	the fact that the board retained and received advice from an independent financial advisor, Austin Associates, LLC, in determining the fairness of the price of $53.00 per share;

–	the fact that the board retained and received advice from independent legal counsel in evaluating the terms of the merger agreement; and

–	the opinion of Austin Associates, LLC, dated , 2004, that the merger consideration to be received by holders of 100 or fewer shares pursuant to the merger agreement is fair to the Valrico Bancorp shareholders from a financial point of view.

     Positive factors for shareholders who receive cash in the merger. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered positive for the shareholders who receive cash in the merger (including non-affiliated shareholders) included:

–	the fact that the merger consideration is all cash, which provides certainty of value to those shareholders and immediate liquidity for the shareholders who receive cash in the merger; and

–	the fact that no brokerage or other transaction costs are to be incurred by shareholders who receive cash in the merger.

–	the fact that such shareholders will be accorded all rights and privileges extended to “Charter Shareholders” of the Company, which include premium rates for certificates of deposit, free checking and other benefits.

     Positive factors for remaining shareholders. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered as positive for the shareholders who will remain shareholders following the merger, including all such non-affiliated shareholders, included:

–	the fact that such shareholders would have the opportunity to participate in any future growth and earnings of Valrico Bancorp;

–	the fact that such shareholders, including Valrico Bancorp’s officers and directors, would not be required to pay income taxes as a result of the merger; and

–	the fact that the remaining shareholders would realize the potential benefits of termination of registration of the common stock, including, reduced expenses of Valrico Bancorp for no longer having to comply with SEC requirements.

     Negative factors for all shareholders. The factors that the board of directors considered negative for all the shareholders, including all non-affiliated shareholders, included:

–	the fact that the directors and executive officers of Valrico Bancorp have interests in the merger or have relationships that present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger, including the fact that the directors and executive officers will retain their shares in the merger and their ownership interests will increase modestly; and

–	the fact that there was no independent committee of the board charged with negotiating the terms of the merger on behalf of the shareholders and no unaffiliated representative was retained by the board to act solely on behalf of the non-affiliated shareholders.

     Negative factors for shareholders receiving cash in the merger. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who would receive cash in the merger included:

–	the fact that such shareholders would not have the opportunity to participate in any future growth and earnings of Valrico Bancorp;

–	the fact that such shareholders would be required to pay income tax on the receipt of cash in the merger; and

–	the fact that the board is not seeking the approval of a majority of these shareholders receiving cash in the merger.

     Negative factors for remaining shareholders. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who will retain their shares in the merger, including all such non-affiliated shareholders, included:

–	the fact that after the completion of the merger and registration is terminated, the shareholders will have decreased access to information about Valrico Bancorp;

–	the fact that after the completion of the merger, there will be approximately 243 fewer shareholders, which may reduce liquidity in the Company’s stock; and

–	the fact that after the completion of the merger, Valrico Bancorp will not be subject to the periodic reporting, proxy rules and Section 16 of the 1934 Act.

     While the board considered the negative factors described above, it concluded that the benefits of the positive factors outweighed the detriments of the negative factors and that the proposed transaction was fair and in the best interest of Valrico Bancorp’s shareholders. In connection with its determination, the board did not consider, and did not request that Austin Associates, LLC evaluate Valrico Bancorp’s liquidation value. The board did not consider Valrico Bancorp’s liquidation value to be a relevant measure of valuation given the close approximation of net asset value to the Company’s likely liquidation value. Additionally, the $53.00 price per share offered in the merger provides a 66.46% premium over the book value per share of $31.84 at December 31, 2003. While the board believes that the liquidation value of the company may exceed the company’s book value, the significant disparity between the $53.00 purchase price and the company’s book value made it unnecessary to evaluate Valrico Bancorp’s liquidation value. Because of the analysis of the Company’s net asset value and the significant disparity between book value and the consideration to be paid to shareholders owning 100 or fewer shares, the board believes the Company’s liquidation value would be less than the $53.00 purchase price. It was the determination of the board, based on the Company’s historically strong operating performance and the goodwill that it has established in connection with the operation of its subsidiary bank, that Valrico Bancorp, Inc. is more valuable as a going concern than its book value per share.

     The board also did not consider any firm offers by third parties because there were none. Neither management nor the board made any efforts to identify a buyer because the board determined that consideration thereof was inappropriate in the context of a transaction that would not be intended to result in a change of control of Valrico Bancorp. The board believed that it would be inappropriate to solicit such offers where no change of control was contemplated. The board did review information provided to it by Austin Associates, LLC which, among other things, included information concerning prices paid in acquisition transactions. The board does not believe that its decision not to invite third party offers impacted its fairness determination. Likewise, as discussed previously in “Special Factors — Background of the Merger Proposal,” the board did not consider any alternatives to a going private transaction since only the going private transaction would result in Valrico Bancorp and the Bank continuing to conduct their operations in substantially the same manner as they currently conduct their operations, only without the costs associated with being a “public” company. See “Special Factors — Operations of the Bank Following the Merger” and “ - Background of the Merger Proposal.” The board believes that its conclusions with respect to the fairness of the transaction as set forth in “Special Factors - Financial Fairness” and this section are not altered by the fact that it did not consider any alternatives to a going private transaction.

     The board considered the timing of the transaction in its analysis only to the extent that the increased burdens resulting from the Sarbanes-Oxley Act of 2002 will likely increase SEC-related compliance expenses dramatically beginning with the 2004 fiscal year.

     The board did not consider and vote upon whether or not to, and as a result, did not, retain an unaffiliated representative to act solely on behalf of shareholders who are not directors or officers of Valrico Bancorp or the Bank for purposes of negotiating the terms of the merger transaction or preparing a report on the fairness of the transaction. Nor did the company structure the transaction so the approval of at least a majority of unaffiliated security holders is required. Shareholders who are expected to receive cash in the merger represent less than 7.23% of the common stock. The merger requires approval by shareholders holding a majority of the outstanding stock. Not including shares subject to currently exercisable options, directors and officers as a group own 39.41% of the outstanding common stock of Valrico Bancorp. Even though the shares held by directors and officers represent a large percentage of votes required to approve the transaction and the fact that a large percentage of shareholders will be receiving cash in the merger, the board concluded that having an unaffiliated representative to act solely on behalf of shareholders who are not directors or officers of Valrico Bancorp and/or requiring a majority of unaffiliated shareholders to approve the transaction were unnecessary for this transaction.

     No transaction in Valrico Bancorp common stock since January 1, 2003 has exceeded the $53.00 per share price determined by the board. The board did not consider the discounts as compared to recent market prices in making its recommendation. Rather, the board relied on the valuation report of its investment banker, Austin Associates, LLC, as to the fair value of the company’s common stock as a result of that firm’s substantial experience and expertise in the valuation of banking companies similar to Valrico Bancorp. The board believes its reliance on the valuation of its investment banker is preferable to reliance on any particular potentially short-term movement in a stock’s price, as the market for community bank stocks, like the market generally, may be subject to periods of substantial volatility. The board also considered the fact that, unlike the transactions above, no brokerage fees would be incurred by shareholders receiving cash in the going private transaction.

     Likewise, the board did not consider establishing a committee of independent directors to negotiate on behalf of the unaffiliated security holders. Valrico Bancorp’s board of directors consists of ten (10) persons, only one of whom is an officer of Valrico Bancorp, Inc. In view of the makeup of the board it was not deemed necessary to establish a committee of independent directors to negotiate on behalf of the unaffiliated security holders.

     The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the merger proposal, the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The board considered all the factors as a whole in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors.

     The board, based upon the factors outlined above, believes that the merger proposal is fair to all shareholders of Valrico Bancorp, including all non-affiliated shareholders.

PURPOSES AND REASONS OF VBI MERGER SUB, INC. FOR THE MERGER PROPOSAL

     VBI Merger Sub was organized solely for the purpose of facilitating the merger transaction. As a result VBI Merger Sub’s purpose and reasons for engaging in the merger transaction are the same as those set forth in "—Purposes of and reasons for the merger proposal.”

POSITION OF VBI MERGER SUB, INC. AS TO THE FAIRNESS OF THE MERGER

     VBI Merger Sub has considered the analyses and findings of the Valrico Bancorp board of directors with respect to the fairness of the merger proposal to the Valrico Bancorp shareholders, including all non-affiliated Valrico Bancorp shareholders. As of the date hereof, VBI Merger Sub adopts the analyses and findings of the Valrico Bancorp board of directors with respect to the merger, and believes that the merger is fair to the Valrico Bancorp shareholders, including the non-affiliated shareholders of Valrico Bancorp. See “—Recommendation of our Board of Directors.” The merger agreement has been approved by VBI Merger Sub’s board of directors and

Valrico Bancorp, as the sole shareholder of VBI Merger Sub.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The officers and directors of Valrico Bancorp and the Bank who are also shareholders will participate in the merger in the same manner and to the same extent as all of the other shareholders of Valrico Bancorp. See “— Financial fairness.” However, all of the directors and the executive officers own in excess of 100 shares and will, therefore, retain their shares in the merger, unlike many other shareholders who will be required to relinquish their interest in Valrico Bancorp as a result of the merger. And, if the merger is completed, the respective ownership percentages of each of the directors and some of the executive officers will increase, as will the ownership interests of any other shareholder who retains his or her shares. As a result of the merger, the collective ownership interest of the directors and senior executive officers, not taking into account currently exercisable options, will increase from approximately 39.41% to approximately 42.48%. See “Voting Securities and Principal Holders Thereof.”

     Except as set forth in the immediately preceding paragraph, the executive officers and directors of Valrico Bancorp are not aware of any other benefits or additional compensation in connection with this transaction that will not be shared by the company’s unaffiliated shareholders generally. The proposed transaction does not constitute a “change of control” for purposes of any existing employment agreement with the executive officers of Valrico Bancorp. Valrico Bancorp has not and does not anticipate entering into any new employment or other compensation agreements with its executive officers as a result of the proposed transaction. We understand that all of the directors of Valrico Bancorp and the Bank and all of the executive officers intend at this time to vote their shares in favor of the proposal to approve and adopt the merger and the merger agreement.

CERTAIN CONSEQUENCES OF THE MERGER; BENEFITS AND DETRIMENTS TO AFFILIATED AND NON-AFFILIATED SHAREHOLDERS

     Pursuant to the terms of the merger agreement, following shareholder approval of the merger proposal and subject to the fulfillment or waiver of certain conditions, VBI Merger Sub will be merged with and into Valrico Bancorp, and Valrico Bancorp will continue as the surviving company in the merger. The merger will cause a reduction in the number of Valrico Bancorp’s shareholders from approximately 473 to approximately 230. Further, the merger will result in termination of the registration of the common stock with the SEC, which will eliminate the reporting and proxy solicitation obligations of Valrico Bancorp pursuant to the Securities Exchange Act of 1934.

     The shares that are acquired in the merger will be cancelled. Because all shares of common stock held by the shareholders, who, at the close of business on the date of the Annual meeting of Shareholders, own 100 or fewer shares will be cancelled in the merger, shareholders who own these shares will cease to participate in future earnings or growth, if any, of Valrico Bancorp or benefit from any increases, if any, in the value of Valrico Bancorp or its stock, and they no longer will bear the risk of any decreases in value.

     Distributions by the surviving Valrico Bancorp after completion of the merger (other than any distribution for which the record date is a date prior to the date of completion of the merger) will be paid to the owners of Valrico Bancorp and not to the shareholders who receive cash in the merger.

     The merger will also provide shareholders who receive cash in the merger a cost-effective way to cash out their investments, because Valrico Bancorp will pay all transaction costs in connection with the merger proposal.

     A potential disadvantage to shareholders who remain as shareholders after the merger is completed and registration terminated is decreased liquidity and decreased access to information about Valrico Bancorp.

     A potential disadvantage to shareholders receiving cash in the merger include the tax consequences described in “Material U.S. Federal Income Tax Consequences of the Merger”.

OPERATIONS OF THE BANK FOLLOWING THE MERGER

     Following the merger, Valrico Bancorp and the Bank will continue to conduct their existing operations in the same manner as now conducted. The executive officers and directors immediately prior to the merger will be the executive officers and directors of Valrico Bancorp immediately after the merger. Valrico Bancorp and the Bank’s charter and by-laws will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. The corporate existence of neither the Company nor the Bank will be affected by the merger. Valrico Bancorp and the Bank will continue to be regulated by the same agencies that regulated each entity before the merger. All shareholders receiving cash in connection with the merger will be accorded all rights and privileges extended to “Charter Shareholders” of the Company.

FINANCING OF THE MERGER

     It is expected that the entire $1.25 million necessary to acquire all of the shares of common stock in the merger will come from the working capital of the holding company. Valrico Bancorp recently raised $2.5 million through the issuance of Trust Preferred Securities which will be used to fund the going private transaction, as well as pay down other debt of the Company and provide additional working capital. Trust preferred securities (“TRUPS”) are hybrid securities, which are considered equity for regulatory purposes and debt for tax purposes. TRUPS also qualify as regulatory capital for the issuing holding company, but are accounted for on the holding company’s balance sheet as long-term debt obligations. To issue the TRUPS, the Company formed a new special purpose trust, Valrico Capital Trust (the “Trust”), which issued 77 shares of common securities, each with a liquidation amount of $1,000 per share, which represents 100% of the common stock of the trust. The Trust then issues $2.5 million in capital securities, the TRUPS, to investors, each TRUP having a $1,000 liquidation amount. The Trust used the $2.5 million received from investors and the $77,000 received from the Company to purchase a junior subordinated debenture from the Company with an aggregate principal amount of $2.577 million. This acquisition was made pursuant to an Indenture dated May 20, 2004, and the subordinated debentures are the sole asset of the Trust. The subordinated debentures have a floating interest rate, and the dividend payment the Trust pays on the TRUPS will mirror the current rate of the debentures. Pursuant to the Indenture, the subordinated debentures have a maturity of 30 years and are due in 2034, but are redeemable by the Company after 5 years. The TRUPS are guaranteed by the Company but are non-voting and not convertible into common shares of the Company. Consequently, they are non-dilutive to common shareholders’ voting interests.

SOURCE OF FUNDS AND EXPENSES

     We estimate that approximately $1.25 million will be required to pay for the shares of Valrico Bancorp common stock exchanged for cash in the merger. We intend to finance the merger using existing capital raised in connection with TRUPS offering discussed above. Additionally, Valrico Bancorp will pay all of the expenses related to the merger. We estimate that these expenses will be as follows:

SEC Filing Fees	$250

Legal Fees	$30,000

Accounting Fees	$0.00

Financial Advisory / Valuation Fees	$20,000

Other Investment Banking Fees (TRUPs related)	$40,000

Printing Costs	$1,575

Transfer Agent Fees	$1,000

Other	$1,185

Total	$94,010

CERTAIN TERMS OF THE MERGER

     The following is a summary of certain provisions of the merger agreement and certain matters relating to the merger. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated herein by reference. You are urged to read the merger agreement in its entirety and to consider it carefully.

Effective Time of the Merger

     We are working to complete the merger during the third quarter of 2004 so that we will terminate our registration with the SEC for the 2004 reporting period. However, we cannot guarantee that the merger will be effective by the end of the third quarter of 2004.

     The merger will become effective at the time (i) of the filing with and acceptance for record of the articles of merger with the Florida Department of State, or (ii) at such time as we specify in the articles of merger (not to exceed 90 days after the articles of merger is accepted for filing by the Florida Department of State). The articles of merger will be filed as soon as practicable after the requisite approval of the merger proposal by the shareholders at the annual meeting is obtained and the other conditions precedent to the consummation of the merger have been satisfied or waived. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See “— Conditions to consummation of the merger.”

Conversion and Exchange of Stock Certificates

     As soon as practicable after the merger is completed, we will mail to each shareholder receiving cash in the merger a letter of transmittal and instructions for surrendering their stock certificates. When these shareholders deliver their stock certificates to us along with the letter of transmittal and any other required documents, their stock certificates will be cancelled and they will be issued a check in the amount of $53.00 per share of common stock that is being cancelled in the merger.

     When the merger is completed, the shares of common stock owned by each shareholder receiving cash in the merger will automatically be converted into cash without any further action on the shareholder’s part. In order to receive the cash, however, such shareholders must deliver to Valrico Bancorp their stock certificates along with a letter of transmittal and any other required documents. No service charge will be payable by shareholders in connection with the cash payments or otherwise; and all expenses will be borne by Valrico Bancorp. A shareholder will not be entitled to any distributions that are declared after the merger is completed on any shares of common stock that are automatically converted into cash as a result of the merger, regardless of whether the shareholder has surrendered his or her stock certificates to us. Each shareholder will be entitled to distributions on his or her common stock declared prior to the date on which the merger is completed, even if it is not paid until after the merger is completed provided he or she held the common stock on the date of record for such distribution. PLEASE DO NOT SURRENDER YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

Conditions to Consummation of the Merger

     The boards of directors of Valrico Bancorp and VBI Merger Sub have approved the merger agreement and authorized the consummation of the merger. The completion of the merger depends upon a number of events, including:

–	the approval of the merger and the merger agreement by the shareholders of Valrico Bancorp;

–	the approval of the merger and the merger agreement by Valrico Bancorp, Inc. as the sole shareholder of VBI Merger Sub;

–	the filing of a articles of merger with the Florida Department of State; and

–	the receipt of all regulatory approvals, if any. See “- -Regulatory requirements.”

Amendment or Termination of the Merger Agreement

     The merger agreement may be amended by mutual written agreement of our board of directors and board of directors of VBI Merger Sub, generally without the necessity of further action by you. However, your approval is required for any modification or amendment that:

–	changes the amount or kind of consideration that you will receive for your shares of common stock;

–	changes any provision of Valrico Bancorp’s articles of incorporation; or

–	changes any of the terms of the merger agreement, if the change would adversely affect your rights as a shareholder.

     No amendments or modifications to the merger agreement are presently contemplated. However, if there is any material amendment to the merger agreement before the annual meeting, we will notify you and provide you with information relating to the amendments prior to the meeting.

     The merger agreement may be terminated by the mutual consent in writing of Valrico Bancorp and VBI Merger Sub at any time before the filing of articles of merger with the Florida Department of State. At this time, the parties have no intention of terminating the merger agreement.

REGULATORY REQUIREMENTS

     Except for the filing of the articles of merger with the Department of State of the State of Florida upon the approval of the merger by the Valrico Bancorp shareholders, and compliance with federal and state securities laws, we are not aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the merger.

RIGHTS OF DISSENTING SHAREHOLDERS, ACCESS TO CORPORATE FILES, APPRAISAL SERVICES

     Because of affiliate relationship between the parties to this transaction, dissenters’ rights are not provided for as a matter of Florida statutory law. However, the merger agreement has been structured to provide shareholders of the Company that are being cashed out in connection with the merger with appraisal rights as though the relevant provisions of the Florida Business Corporation Act applied to this transaction. The following discussion is not a complete description of the law relating to appraisal rights available to shareholders of the Company, and is qualified by the full text of the relevant provisions of the merger agreement and the Florida Business Corporation Act, which are reprinted in their entirety as Appendices A and B to this proxy statement. If you desire to exercise appraisal rights, you should review carefully the Florida Business Corporation Act and are urged to consult a legal advisor before electing or attempting to exercise these rights.

     Under the Florida Business Corporation Act (“FBCA”), shareholders of the Company have the right to dissent from the merger, and obtain payment of the fair value of their shares. If the merger is completed, holders of Company common shares being cashed out in connection with the merger who follow the procedures specified by Florida law will be entitled to receive in cash the “fair value” of their shares as of the day before the annual meeting. Such value is exclusive of any appreciation in anticipation of the merger, unless such exclusion would be inequitable, but includes “a fair and equitable” rate of interest thereon. Shareholders who elect to follow such procedures are called “dissenting shareholders” in this document.

     A shareholder need not vote against the merger in order to exercise dissenters’ rights. However, voting in favor of the merger agreement will result in the waiver of your right to demand payment for your shares under Florida law.

     Under Florida law, a shareholder of the Company may dissent from the merger by following the procedures described below:

          • the dissenting shareholder must deliver to the Company, prior to the annual meeting called for the approval of the merger, written notice of his or her intent to demand payment for his or her shares;

          • the dissenting shareholder must refrain from voting in favor of the merger;

          • within ten (10) days after the date of the annual meeting, the Company will provide a written appraisal notice to all shareholders that have properly indicated an intention to dissent to the transaction. A form that dissenting shareholders may use to perfect their rights to dissent must also accompany the written appraisal notice;

          • The written appraisal notice must indicate the deadline by which dissenting shareholders must return a properly completed perfection form, which deadline can be no earlier than 40 days and no later than 90 days following the mailing date of the written appraisal notice; and

          • The written appraisal notice must also indicate the Company’s estimate of the fair value of a common share of the Company and offer to purchase the shares of the dissenting shareholder at the estimated fair value.

          • Any dissenting shareholder filing a perfection form shall deposit his or her certificates for Company common shares with the Company simultaneously with the filing of the perfection form. A shareholder may dissent as to less than all of the Company’s common shares held by him or her, and in such event, he or she is treated as two separate shareholders.

          • Any shareholder that indicates his or her acceptance in the perfection form of the Company’s offer will receive payment within 90 days of the Company’s receipt of the respective shareholders perfection form.

          • Any shareholder that is dissatisfied with the Company’s offer must indicate on the perfection form what he or she estimates the fair value of the shares to be and make demand to the Company for payment based on that amount.

          • In the event that the Company and any dissenting shareholder cannot reach an agreement on the price term, an appraisal proceeding before a court of competent jurisdiction will be required. Any judgment rendered in any appraisal proceeding may, at the discretion of the court, include an allowance for interest at such rate as the court may deem fair and equitable. The court will determine the cost and expense of any such appraisal proceeding and such costs and expenses will be assessed against the Company. However, all or any part of such cost and expense may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that the surviving corporation made an offer to the dissenting shareholders and the shareholders’ failure to accept such offer was arbitrary, vexatious or not in good faith. The expenses awarded by the court shall include compensation for, and reasonable expenses of, any appraiser and may also include the fees and expenses of counsel or experts employed by any party. However, if the court finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated and that the fees of such counsel should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts awarded to the shareholders.

     Importantly, shareholders of the Company who own more than 100 shares of the Company’s common stock are not entitled to exercise dissenters’ rights in accordance with the provisions outlined above. Except as provided in this proxy statement under the captions “Where You Can Find More Information” and “May I obtain a copy of Austin Associates, LLC’s valuation report?”, there have been no provisions established to grant unaffiliated security holders access to Valrico Bancorp’s corporate files or to obtain counsel or appraisal services at Valrico Bancorp’s expense.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material U.S. federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any tax consequences under state, local or foreign laws.

     The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated. Valrico Bancorp does not intend to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the merger. In addition, Valrico Bancorp does not intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the merger.

     This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

•	shareholders who are not citizens or residents of the United States; financial institutions;

•	tax-exempt organizations and entities, including IRAs; insurance companies;

•	dealers in securities; and

•	shareholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

Tax Consequences to Shareholders Who Retain Their Shares.

     If you are a shareholder who retains your shares of common stock in the merger and you do not receive any cash or property (including stock) as part of the merger, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger. The merger will not affect the adjusted tax basis or holding period of any shares of common stock that you continue to own following the merger.

Tax Consequences to Shareholders Who Receive Cash For Their Shares.

     If you are a shareholder who receives cash for your shares of common stock in the merger or pursuant to the exercise of your right to dissent, you should be treated for federal income tax purposes as having had your shares redeemed by Valrico Bancorp under Section 302 of the Internal Revenue Code. Unless the cash received is treated as a dividend under Section 301 of the Internal Revenue Code (as discussed below), you will recognize gain or loss for U.S. federal income tax purposes with respect to the cash received for your shares of common stock. The gain or loss will be measured by the difference between the amount of cash received, $53.00 per share, and the adjusted tax basis of your shares of common stock. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have owned your shares of common stock for more than one year at the time the merger is completed.

     Section 302 of the Internal Revenue Code provides that the cash distribution will not be treated as a dividend if the distribution is (i) “not essentially equivalent to a dividend,” (ii)

“substantially disproportionate” with respect to the shareholder or (iii) completely terminates the shareholder’s interest in our company. The constructive ownership rules of Section 318 of the Internal Revenue Code apply in comparing a shareholder’s percentage interest in Valrico Bancorp immediately before and immediately after the merger. Generally, the constructive ownership rules under Section 318 treat a shareholder as owning (i) shares of common stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of common stock the shareholder has an option to acquire. If you receive cash for your common stock in the merger and completely terminate your direct and constructive ownership interest in Valrico Bancorp, you should recognize capital gain or loss as a result of the merger, and the cash distribution should not be treated as a dividend.

Tax Consequences to Valrico Bancorp, VBI Merger Sub and the Bank.

     Neither Valrico Bancorp, VBI Merger Sub nor the Bank will recognize gain or loss for U.S. income tax purposes as a result of the merger.

Backup Withholding.

     Certain shareholders of Valrico Bancorp may be subject to backup withholding on the cash payments received for their shares of common stock. Backup withholding will not apply, however, if you furnish to Valrico Bancorp a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of completion of the merger (foreigners should contact their tax advisers).

     Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer’s federal income taxes, that taxpayer may obtain a refund from the IRS.

     This discussion is only intended to provide you with a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the merger that are applicable to you.

PRO FORMA EFFECT OF THE MERGER

     The following selected pro forma income statement data illustrates the pro forma effect of the transactions contemplated by the merger on Valrico Bancorp’s income statements for the year ended December 31, 2003 and for the quarter ended March 31, 2004. The following selected pro forma balance sheet data illustrates the pro forma effect of the transactions contemplated by the merger on Valrico Bancorp’s balance sheet as of March 31, 2004, including the issuance of $2.5 million of Trust Preferred Securities. Management has prepared this information based on its estimate that Valrico Bancorp will pay $53.00 to shareholders who own 100 or fewer shares pursuant to the merger. Please see “Pro Forma Consolidated Financial Information” for the complete pro forma financial information relating to this transaction.

SELECTED PRO FORMA FINANCIAL DATA
(In thousands except per share data)

	As of and for the	As of and for the 3
	12 mos. ended 12/31/03	mos. ended 3/31/04
Net Interest income	$5,143	$1,431
Provision for loan losses	150	30
Noninterest income	1,180	262
Noninterest expense	4,152	1,061
Income taxes	655	218
Net earnings	1,366	384
PER COMMON SHARE
Basic earnings per share	4.67	1.28
Diluted earnings per share	3.82	1.06
Book value	31.84	32.78
AT PERIOD END
Assets	N/A	$130,300
Shareholders’ equity	N/A	9,373
Common shares outstanding	N/A	301,635
Weighted average basic shares outstanding	N/A	300,475
Weighted average diluted shares outstanding	N/A	360,385

TERMINATION OF SECURITIES EXCHANGE ACT REGISTRATION

     Valrico Bancorp’s common stock is currently registered under the Securities Exchange Act. We will be permitted to terminate our registration if there are fewer than 300 record holders of outstanding shares of Valrico Bancorp common stock. Upon the completion of the merger, Valrico Bancorp will have approximately 230 shareholders of record. We intend to apply for termination of the registration of Valrico Bancorp’s common stock under the Securities Exchange Act as promptly as possible after the effective date of the merger. Trades of Valrico Bancorp common stock will continue to be executed only through privately negotiated transactions after the merger. Valrico Bancorp common stock is not currently traded on any securities exchange, the Over the Counter Bulletin Board or in the Pink Sheets.

     Termination of registration under the Securities Exchange Act will substantially reduce the information required to be furnished by the Company to its shareholders and to the

Securities and Exchange Commission and would make some of the provisions of the Securities Exchange Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and the requirements of Rule 13e-3 regarding “going private” transactions, no longer applicable to The Company.

     We estimate that termination of the registration of the Company’s common stock under the Securities Exchange Act will save the Company between approximately $40,000 and $70,000 per year in legal, accounting, printing, management time and other expenses per year.

PROPOSAL II — ELECTION OF DIRECTORS

     The Company’s Board of Directors is presently composed of nine (9) members, each of whom stands for election each year at the annual meeting. H. Leroy English retired this year after 16 years of service on the Board. The Bylaws of the Company provide that the Board of Directors shall consist of not less than five (5) members, with the number of directors to be fixed by the Board of Directors of the Company. The Board has fixed the number of Directors at ten, and intends to find a replacement to the vacancy created by the retirement of Mr. English. There are no arrangements or understandings between the Company and any director pursuant to which any such person will be elected. The Board of Directors, serving as a nominating committee of the whole, has nominated the persons set forth below, all of whom are current Directors, to stand for reelection. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the nominees.

     The following table sets forth for each of the nominees for election as directors and executive officers, their name, age, positions and offices held with the Company, principal occupation(s) during the past five years and the year they first became a director or executive officer:

NOMINEES AND EXECUTIVE OFFICERS

(Term of nominees for director to expire at Annual Meeting in 2004)

	Year First became a
Name (Age)	Director or	Principal
Position and Offices with	Executive Officer	Occupation for the
the Company	of Company*	past five years
LeVaughn Amerson (64) Director	1996	President, and Owner, Akin and Porter Produce of Plant City, Inc.

Jerry L. Ball (51) President and CEO of Bank Executive VP of Company	Director in 1997 Executive Officer of Company in 1995	Elected President and CEO of the Bank in 1997, EVP and Cashier of bank prior to being elected president

C. Dennis Carlton (51) Director, Vice Chairman	1988	President, Owner, Mid-State Realty Co., Inc.

David A. Gee (44) Director	2002	Colonel, Hillsborough County Sheriff Office

Gregory L. Henderson, M.D. (54) Director	1988	Ophthalmologist, President, PRG d.b.a. Brandon Cataract Center & Eye Clinic

Douglas A. Holmberg (65) Director	1989	President, Owner, Holmberg Citrus Nursery, Inc., Hillsborough Wholesale Nursery, Inc. & Pleasant View Wholesale Nursery, Inc.

Charles E. Jennings, Jr. (68) Director	1988	Insurance Executive, Owner, Jennings & Associates Insurance, Inc.

	Year First became a
Name (Age)	Director or	Principal
Position and Offices with	Executive Officer	Occupation for the
the Company	of Company*	past five years
J.E. McLean, III (67) President and CEO of Company, Chairman of the Board, Director	1988	Citrus Grower, Owner, President, J.E. McLean & Sons

Justo Noriega, Jr. (72) Director	1988	Pharmacist, Owner, Bill’s Prescription Center

*	All of the directors have served as directors of the Company since its organization in May 1995, except Mr. Amerson who was added as a director in 1996, Mr. Ball who was added as a director in 1997 and Mr. Gee who was added as a director in 2002. The date listed denotes the year in which such person became a director of Valrico State Bank, the wholly owned bank subsidiary of the Company, if prior to the Company’s organization in 1995.

     Valrico Bancorp’s executive officers are appointed annually by the board of directors at the meeting of directors following the Annual Meeting of Shareholders. There are no family relationships among these officers and/or directors or any arrangement or understanding between any officer and any other person pursuant to which the officer was elected.

LEGAL PROCEEDINGS

     All of the above-listed persons are U.S. citizens. During the past five years, none of them have been a party in any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Nor have any of them been convicted in any criminal proceeding during the past five years. The business address and telephone number of the directors and executive officers at the Company is 1815 East State Road 60 Street, Valrico, Florida 33594, telephone (813) 689-1231.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Boards of Directors of the Company and Bank are identical. During fiscal year ended December 31, 2003, the Board of Directors of the Company held a total of 13 regular and annual meetings. Each director of the Company and Bank attended at least 75 percent of the total meetings of the Board and committees on which such Board member served during this period. Neither the Board nor any committee thereof has implemented a formal policy regarding director attendance at the Annual Meeting, although such attendance is expected. Typically, the Board holds its annual organization meeting directly following the Annual Meeting, which results in most directors being able to the attend the Annual Meeting. In 2003, all Directors attended the Annual Meeting

     The following table describes the standing committees of the Board of Directors of the Company or the Bank and identifies the directors serving on each committee as of December 31, 2003.

			Directors serving,
		Number of Meetings	Chairman Designated by
Board Committee	Function	Held in 2002	an asterisk
Executive	Has all the powers of full board except as delegated to other committees. Subjects reviewed include: compensation, corporate decisions, and planning.	12	J.E. McLean III * C. Dennis Carlton Charles E. Jennings, Jr. Justo Noriega, Jr. Jerry L. Ball

Loan	Monitor and control Bank’s lending function; approves new commercial and consumer loans from $500,000 up to $1,000,000.	12	H. Leroy English * Douglas A. Holmberg C. Dennis Carlton J.E. McLean III Jerry L. Ball

Audit	Oversees the yearly Audit of the Company and Bank; selects the auditors, reviews the internal control procedures and practices of the Bank. All serving must be outside directors.	2	David A. Gee * Justo Noriega, Jr. Gregory L Henderson H. Leroy English LeVaughn Amerson Douglas Holmberg

Marketing	Reviews marketing and major marketing expenditures.	0	Douglas A. Holmberg * Gregory L. Henderson Charles E. Jennings, Jr. Justo Noriega, Jr. LeVaughn Amerson Jerry L. Ball

Nomination of Directors

     The Company does not have a standing nominating committee, and consequently has no nominating committee charter. The full Board of Directors acts as the nominating committee. While the Board of Directors will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any procedures for this purpose. The Board has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Bylaws. These procedures are discussed more thoroughly in this proxy statement under the section captioned “Future Shareholder Proposals and Communications with the Company’s Board of Directors.” The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Board considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Board may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. The Board acting in its capacity as the Nominating Committee held one meeting during fiscal 2003. Each member of the Board of Directors is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards, except for Mr. Jerry L. Ball, who serves as President and CEO of the Bank. The Board of Directors, in its capacity as the Nominating Committee, recommended each nominee indicated in this proxy statement for election to the Board of Directors.

Audit Committee Report

     The Audit Committee of the Bank’s Board of Directors also functions as the Audit Committee of the Company’s Board of Directors. The Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, has been established by and amongst the board of directors of the Company for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In this regard, it is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting processes. The Audit Committee is comprised of six directors, each of whom, with the exception of Mr. Noriega, is independent as defined by the National Association of Securities Dealers’ audit committee listing standards. Mr. Noriega is lessor to the Bank with respect to its branch facility located at 102 West Robertson Street, Brandon, Florida 33511. For more information, see the section of this Proxy Statement captioned “Certain Transactions.” The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix D. The Committee selects the Company’s independent accountants.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes.

     In this context, the Committee has met and held discussions with management and the independent accountants to review and discuss the Company’s December 31, 2003 consolidated financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.

     Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

David A. Gee, Chairman
Justo Noriega, Jr.
Gregory L. Henderson
H. Leroy English
LeVaughn Amerson
Douglas Holmberg

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and/or it Subsidiaries, to or on behalf of the Company’s Chief Executive Officer and other “named executive officers” for the fiscal periods ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

				Long Term
		Annual Compensation		Compensation
		Salary $
		Includes all		Securities	All Other
Name and Position	Year	director fees	Bonus $	Underlying Options	Compensation[2]
J.E. “Bob” McLean III[1]	2003	21,150	0	0	0
Chairman, President	2002	10,350	0	0	0
and CEO of Company	2001	5,400	0	0	0
Jerry L. Ball	2003	122,938
President and CEO	2002	113,934	11,484	0	14,719
of Bank	2001	104,355	10,440	0	12,161
Donald M. Weaver	2003	98,251
Executive Vice	2002	92,813	8,874	0	31,359
President of Bank	2001	86,971	7,830	0	25,397

(1) Mr. McLean has served as President and CEO of the Company since 1997. He receives no additional compensation for serving in that capacity other than director fees comparable to all other directors.

(2) The amounts shown in this column for the most recent fiscal year were derived from the following figures: (1) contributions of the Company to its 401(k) Plan: Mr. Ball, $2,284 and Mr. Weaver, $1,719; and (2) accruals under the Salary Plan Continuation Agreement: Mr. Ball, $12,552, and Mr. Weaver, $29,735.

     The following table sets forth certain information with respect to stock options exercised during 2003 and outstanding stock options held by the named Executive Officers as of December 31, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Unexercised Options	Value of Unexercised
			at Fiscal	In-The-Money Options
			Year-End	at Fiscal Year-End
	Shares Acquired on		Exercisable/	Exercisable/
Name	Exercise	Value Realized	Unexercisable	Unexercisable
J.E. “Bob” McLean III	0	0	7,489 / 0	$104,846/0
Jerry L. Ball	0	0	7,500 / 0	$105,000/0
Donald M. Weaver	0	0	6,000 / 0	$84,000/0

Directors’ Compensation

     Directors are paid $250.00 for each Company/Bank Board meeting and $100.00 for each Board Committee meeting attended.

Stock Option Plan

     The Board of Directors of the Company adopted the Valrico Bancorp, Inc. 1998 Stock Option Plan (the “Plan”) effective December 15, 1998. A total of 65,000 shares of Common Stock of the Company have been reserved for issuance upon the exercise of options granted under the Plan, which is administered by the Board of Directors. All options are nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive”, stock options. Options covering 59,910 shares were granted in 1998 under the plan at an exercise price of $16.00 per share, the fair market value of the Company’s Common Stock on the date of the grant of the options. Options granted to directors under the Plan in 1998, replaced earlier granted options, which were surrendered, all of which had an exercise price of less than $16.00 per share. No options were granted under the Plan during the most recent fiscal year. All options granted under the Plan are immediately exercisable and may be exercised for a period of ten (10) years from the date of grant. An option holder whose service terminates generally has from 90 days to two years after termination within which he may exercise options, depending on the reason for termination. An option holder whose service is terminated for cause forfeits all unexercised options.

Officer Salary Continuation Plan

     The Officer Salary Continuation Plan was adopted on July 1, 1993. The Plan currently covers officers of the bank with extended service, including Jerry L. Ball. The Plan currently accrues $3,941 per month, paid for from the earnings on life insurance policies held on the officers. The amounts of the accruals have been actuarially determined. The vested award is paid upon termination of employment or retirement over 15 years.

KSOP Employee Benefit Plan

     The Company has a defined contribution plan called the Valrico Bancorp, Inc. Employee Stock Ownership Plan with 401(k) provisions for employees of the Company and its subsidiaries meeting certain length of employment requirements including executive officers, which was adopted on January 1, 1997. The Plan is an ESOP and 401(k) combination with the vested benefits varying by the amount of contribution on the part of the employee. The Company matches the employee contributions at $.25 per $1.00 of employee contributions with the employer matching contributions restricted to investment in the stock of the Company. The plan is administered in accordance with the Valrico Bancorp, Inc. Employee Stock Ownership Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by such regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company and representations that no other reports were required, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

     There are no existing or proposed material transactions between the Company and Bank and any of the Company’s or Bank’s officers, directors, or the immediate family or associates of any of the forgoing persons, except as indicated below.

     Some of the directors of the Company and Bank, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business, and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.

     The Bank expects to have in the future, banking transactions, in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

     The Bank is party to a lease for its branch facility located at 102 West Robertson Street, Brandon Florida 33511. The lease is dated April 1, 1994 and is with Mr. Justo Noriega, Jr., who currently serves as a Director of the Company and Bank. The lease term expires on March 31, 2006. The Bank has exercised its option to renew the lease for another three years. The annual rental amount agreed upon remained the same at $42,000. The Bank has the option to renew the lease for an additional three-year terms at rental to be negotiated at the time of such renewal. The Bank believes that the rent paid on the property and other terms and conditions of such lease are comparable to that for like kind properties of similar quality in the area.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR THE POSITION OF DIRECTOR.

PROPOSAL III — RATIFICATION FOR THE SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Rex Meighen & Company, independent public accountants, to serve as auditors for the current fiscal year, subject to ratification of shareholders. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders the final choice in the designation of auditors. If the proposal to approve Rex Meighen & Company as the Company’s independent auditors is rejected by shareholders, then the Board of Directors will reconsider its choice of independent auditors.

     Rex Meighen & Company is a regional certified public accounting firm. During fiscal year 2003, Rex Meighen & Company provided outside audit and additional accounting services. Prior to the performance of any services for the Company, such services were approved by the Board of Directors. In the opinion of management, the non-audit services performed by Rex Meighen & Company in fiscal 2003 had no effect on the independence of audit services provided.

     Representatives of Rex Meighen & Company will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company’s independent accountants billed the aggregate fees shown below for audit, audit related, tax, and other services rendered to the Company and the Bank for the years 2002 and 2003.

	2002	2003
Audit Fees	$32,389	$46,903
Audit Related Fees	$2,884	—
Tax Fees	$2,800	$6,445
All Other Fees	$5,217	$14,927

     Pursuant to the terms of the Company’s audit committee charter, attached hereto as Appendix D, the audit committee is vested with the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee is required under its charter to pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee is also mandated to set clear policies and standards relating to the Company’s hiring of employees or former employees of the independent auditor. All such policies have been put into place to ensure continued independence throughout the engagement of the independent auditor.

     To assist in monitoring the independence of the Company’s auditor, the audit committee is required, on an annual basis, to obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In accordance with its charter, the audit committee is required to discuss with the independent auditor all disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and is wholly responsible for taking appropriate action to oversee the independence of the independent auditor. In accordance with this oversight responsibility, the audit committee is charged with the annual evaluation the auditor’s qualifications, performance and independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF REX MEIGHEN & COMPANY AS AUDITORS.

INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS

TIME AND PLACE OF MEETING

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders of Valrico Bancorp, Inc., to be held on                      , 2004, at the main office of Valrico State Bank located at 1815 East State Road 60, Valrico, Florida 33594 at     :00    .m. (local time) (the “Meeting”) and all adjournments thereof.

     Valrico Bancorp, Inc. (the “Company”) is a registered bank holding company of which Valrico State Bank (the “Bank”) is a wholly owned subsidiary.

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (HEREINAFTER SOMETIMES REFERRED TO AS “MANAGEMENT”) OF THE COMPANY. All costs associated with the solicitation will by borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

RECORD DATE AND MAILING DATE

     The close of business on                    2004, is the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. This proxy statement and the enclosed form of proxy are being first sent or delivered to the Company ’ s shareholders on approximately                                     , 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, The Company had 1,000,000 shares of common stock, no par value, authorized, of which 325,150 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSES OF ANNUAL MEETING

     The purposes of the annual meeting are:

1.	To consider and act upon a proposal to approve the merger of VBI Merger Co., Inc., a wholly-owned subsidiary of Valrico Bancorp, with and into Valrico Bancorp as contemplated by the merger agreement attached as Appendix A to the enclosed proxy statement. Pursuant to the terms of the merger agreement, (a) each share of Valrico Bancorp common stock owned of record at the close of business on the shareholder meeting date, by a holder of 100 or fewer shares of common stock, will be converted into, and will represent the right to receive from Valrico Bancorp $53.00 cash per share; and (b) each share of Valrico Bancorp common stock owned of record at the close of business on the shareholder meeting date, by a holder of more than 100 shares of common stock will continue to represent one share of Valrico Bancorp common stock after the merger.

2.	To elect nine (9) directors to serve until the next annual meeting of shareholders.

3.	To ratify the appointment by the Board of Directors of the firm of Rex Meighen & Company as the independent auditors of the Company for the current fiscal year.

4.	To transact any other business as may properly come before the meeting or any adjournments of the meeting. (Please note that the meeting will not be adjourned for the purpose of soliciting additional proxies.)

DISSENTERS’ RIGHTS

     The applicable Florida laws and provisions of Valrico Bancorp’s articles of incorporation and bylaws do not entitle shareholders of Valrico Bancorp to dissent from the merger. However, the terms of the merger agreement incorporate the provisions of the Florida Business Corporation Act regarding dissenters’ rights with respect to all shareholders owning 100 or fewer shares of the Company’s common stock. Consequently, such shareholders will be entitled to exercise dissenters’ rights in accordance with the provisions of the Florida Business Corporation Act. For more information regarding the exercise of dissenters’ rights, see “Background of the Merger Proposal — Rights of Dissenting Shareholders, Access to Corporate Files, Appraisal Services.”

VOTING AT THE ANNUAL MEETING AND REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum of shareholders must exist for the annual meeting to be held. A quorum consists of a majority of shares entitled to vote represented at the annual meeting in person or by proxy. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the merger, however, requires the affirmative vote of a majority of the shares of Valrico Bancorp entitled to vote on Proposal 1. Consequently, shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, effectively constitute votes against the merger. On the record date, Valrico Bancorp’s directors and executive officers owned, irrespective of currently exercisable options, directly or indirectly, 128,144 common shares, representing approximately 39.41% of the 325,150 outstanding shares of common stock as of that date. Each of the directors and executive officers of the Company has indicated that he or she intends to vote his or her shares in favor of the proposed merger.

     Under the provisions of the Company’s Bylaws, the election of a nominee to the Company’s board of directors requires the affirmative vote for each nominiee by holders of not less than a majority of all issued and outstanding shares of the Company. Directors of the Company are not elected by a plurality vote. Consequently, shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, effectively constitute votes against the election of the respective nominees to the board of directors. Shareholders are not entitled to vote cumulatively in the election of directors.

     The proposal to ratify the appointment of Rex Meighen & Company as independent auditors of the Company for its current fiscal year requires for approval that the votes cast for the proposed action exceed the votes against the proposed action. Therefore, abstentions and broker non-votes will have no impact on the outcome of this proposal. Any other matter that may properly come before the annual meeting requires that more shares be voted in favor of the matter than are voted against the matter. We will count abstentions and broker non-votes in determining the minimum number of votes required for approval.

     Based on the 325,150 shares outstanding as of the record date, a quorum will consist of 162,576 shares represented either in person or by proxy. Based on the 325,150 shares outstanding as of the record date, the minimum number of votes required to be cast in favor of the approval of the merger is also 162,576. Each nominee for election to the board of directors will also be required to receive the same number of votes in order to be elected to the Company’s board of directors.

     Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions do not count as votes in favor of or against a given matter. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain no voting instructions by the broker on a particular matter are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of Proposals 1 and 3, FOR each of the nominees to the board of directors, and in the best judgment of the persons appointed as proxies on all other matters properly brought before the annual meeting which were unknown to us a reasonable time before the solicitation.

     You can revoke your proxy at any time before it is voted by submitting either a written revocation of your proxy or a duly signed proxy bearing a date subsequent to your originally submitted proxy to the Secretary of the Company at 1815 East State Road 60 Street, Valrico, Florida 33594. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION OF PROXIES

     Proxies are being solicited by our board of directors, and Valrico Bancorp will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse

INFORMATION ABOUT VALRICO BANCORP AND ITS AFFILIATES

     VALRICO BANCORP, INC. AND VALRICO STATE BANK

     Valrico Bancorp, Inc (the “Company”) is a one-bank holding company, organized under Florida law on May 31, 1995, and having its principal place of business in Valrico, Florida. The Company owns 100% of the outstanding common stock of Valrico State Bank (the “Bank”). All shares held by the Bank’s shareholders were exchanged on a one-to-one basis for Company shares. Currently, the Company’s articles of incorporation authorize the issuance of 1,000,000 shares of common stock, no par value, of which 325,150 shares were outstanding as of the record date.

     The Company derives substantially all of its income from dividends and a lease from the bank. The Bank and Company share the same board of directors, which is comprised of ten individuals. Those individuals are LeVaughn Amerson, Jerry L. Ball, C. Dennis Carlton, H. Leroy English, David A. Gee, Gregory L. Henderson, Douglas A. Holmberg, Charles E. Jennings, Jr., J.E. McLean, III, Justo Noriega, Jr.

     Valrico State Bank (the “Bank”) was incorporated under the laws of the state of Florida on August 29, 1988. The Bank was chartered as a Florida state bank effective June 23, 1989 after receiving approval to organize from the Florida Department of Banking and

Finance (the “Florida Department”). The Bank commenced operations on June 23, 1989. The Bank is supervised, regulated and regularly examined by the Florida State Banking Department and the Federal Deposit Insurance Corporation. The Bank is not currently a member of the Federal Reserve Bank.

     The Company, through its subsidiary bank, conducts a general commercial banking business from its main office located at 1815 East State Road 60, Valrico, Florida 33594-3623 and its three branch facilities located at 102 West Robertson Street, Brandon, Florida 33511, 305 South Wheeler Street, Plant City, Florida 33566 and 10101 Bloomingdale Ave, Riverview, Florida 33569. The Company’s primary telephone number is (813) 689-1231. Valrico is a community located in the eastern portion of Hillsborough County, Florida, and is approximately 14 miles east of Tampa, Florida, which is located on the west coast of the state of Florida. While the Bank’s overall market area extends throughout Hillsborough County, it expects to draw most of its business from eastern Hillsborough County (the Brandon/Valrico/Dover/Plant City/Riverview area) and estimates that more than 75% of its business will come from customers whose businesses or residences are located in an area within a radius of approximately five miles of the Bank’s principal offices (the “Bank’s Assessment Area”). The Company, through its subsidiary bank, intends for the near future, to service (with few exceptions) only residents and businesses located in Hillsborough County, but may choose to accept some business from outside of Hillsborough County.

     The principal business of the Bank is to attract deposits from the general public, and to invest those funds in various types of loans and other interest-earning assets. Funds provide for the operations of the Bank through proceeds from the sale of investments and loans, from amortization and repayment of outstanding loans, from borrowings, and from working capital. Earnings of the Bank depend primarily upon the difference between (1) the interest and fees received by the Bank from loans, the securities held in its investment portfolio, and other investments, and (2) expenses incurred by the Bank in connection with obtaining funds for lending (including interest paid on deposits and other borrowings) and expenses relating to day-to-day operations.

     The Company, through it subsidiary, conducts substantially the same business operations as a typical independent commercial bank with special emphasis on retail banking. The Bank offers a wide range of consumer and commercial banking services traditionally offered by commercial banks, such as personal and commercial checking accounts, certificates of deposits, money market accounts, savings accounts, IRA accounts, foreign currency exchanges, credit cards, debit cards, money orders, travelers’ cheques, notary service, safe deposit boxes and wire transfers. It also offers discounted brokerage services, profit sharing programs, 401(k)s and other similar programs. The depository services are further complemented by direct deposit programs, night depository services, and bank by mail also provided by the Bank.

     The Bank offers a complete brokerage service through a third party which permits its customers to buy and sell stocks and bonds and otherwise trade in securities at a discount with full accountability of their transactions. The Bank offers, through third parties, standard and self-directed IRA, the new Roth and Educational IRA, qualified pension plans, SEPs, Keogh and profit-sharing plans, including 401(k) plans, etc.

     The Bank originates a wide range of loans including, but not limited to, commercial and consumer loans, as well as loans secured by deposit accounts and other marketable collateral. As of March 31, 2004, commercial and consumer loans accounted for approximately 6.7% and 4.2%, respectively, of the Bank’s loan portfolio. At December 31, 2003, commercial and consumer loans accounted for approximately 7.1% and 4.5%, respectively, of the Bank’s loan portfolio. Loans are also made to enable borrowers to purchase, refinance, construct or improve residential or other real estate and usually are secured by mortgages on such real estate. As of March 31, 2004, secured real estate loans accounted for approximately 88.5% of the Bank’s loan portfolio. As of December 31, 2003, secured real estate loans accounted for approximately 87.3% of the Bank’s loan portfolio. To service the agricultural segment of the Bank’s market area, the Bank employs an agricultural lender. At March 31, 2004, less than one percent of the total loan portfolio was comprised of agricultural loans. At December 31, 2003, approximately 1.4% of the total loan portfolio was comprised of agricultural loans. All loans are made in compliance with applicable Federal and state regulations.

     The primary sources of the Bank’s funds for lending and for other general business purposes are the Bank’s capital, deposits, loan repayments, borrowings and funds provided from operations. The Bank expects that loan repayments and funds provided from operations will be relatively stable sources of funds, while deposit inflows and outflows will be significantly influenced by prevailing interest rates, money market and general economic conditions. Generally, short-term borrowings are used to compensate for reductions in normal sources of funds while longer-term borrowings are used to support expanded lending activities. The Bank’s customers are primarily individuals, professionals, small and medium size businesses, and citrus and agricultural enterprises located predominantly in eastern and southern Hillsborough County, Florida. The Bank’s business is not dominated by a single customer or by a few customers. The loss of any one or more would not have a materially adverse effect on the business of the Bank. The Bank attempts to tailor its services to the needs of its customers since there is a heavy emphasis on retail and service-oriented businesses in the Company’s market area. Moreover, the Bank’s main office location is on a major east-west artery in one of eastern Hillsborough County’s faster growing areas in terms of the number of new residents. The exposure provided by the site and the population growth of the area are expected to contribute to the growth of the Company.

     As of March 31, 2003, total deposits of the Bank were approximately $110.3 million, 27.2% of which were non-interest bearing deposits and 72.8% of which were interest bearing deposits. The Bank’s deposits are attracted primarily from individuals, professionals, small and medium size businesses and citrus and agricultural enterprises located predominantly in eastern Hillsborough County, Florida. Management of the Bank has no reason to believe that the loss of any one or a few of its deposit accounts would have a material adverse effect upon the operations of the Bank or erode its deposit base.

     The Company is regulated under both State and Federal law. The Company is regulated by the Federal Reserve Bank of Atlanta and is subject to the rules and regulations of the Securities and Exchange Commission. The Company’s subsidiary bank is not a member of the Federal Reserve System, but is subject to the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”) which agency also insures the Bank’s deposits up to applicable limits. As a state-chartered bank, the Bank is subject to the regulations of the Florida Department. The Bank will be subject to periodic examinations by both the FDIC and the Florida Department focusing on fund reserves, loans and loan policy, investments, management policy and practices, and various other aspects of the Bank’s operations.

     As of March 31, 2003, the Bank employed 48 full-time employees, of which two were executive officers, and 15 part-time employees, of which one is a bank officer. The Bank’s employees are not represented by a collective bargaining group, and the Bank considers its relations with its employees to be excellent. The Bank also maintains training and educational programs designed to equip employees for positions of increasing responsibility in both management and operating positions. The Bank provides employees certain benefits customary in the banking industry, which includes major medical insurance, group term life insurance and normal vacation and sick leave. The Bank implemented a K-SOP plan in 1997.

VBI MERGER SUB, INC.

     VBI Merger Sub is a newly-formed Florida corporation, and is a wholly-owned subsidiary of Valrico Bancorp, Inc. VBI Merger Sub was organized solely for the purpose of facilitating the merger transaction. VBI Merger Sub will merge into Valrico Bancorp and will cease to exist after the merger. VBI Merger Sub has not conducted any activities other than those incident to its formation, its negotiation and execution of the merger agreement and its assistance in preparing various SEC filings, to the proposed ongoing private transaction. VBI Merger Sub has no significant assets, liabilities or shareholders’ equity. The address and telephone number of VBI Merger Sub’s principal offices are the same as Valrico Bancorp.

     VBI Merger Sub has not been convicted in a criminal proceeding during the past five years, nor has it been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities law, or finding any violation of federal or state securities laws.

VOTING SECURITIES HELD BY DIRECTORS, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS OF VALRICO BANCORP, INC.

     The following table sets forth information as of the record date with respect to the persons, or groups of persons, known to Valrico Bancorp to be the beneficial owners of more than five percent of Valrico Bancorp’s common stock, each of the directors, executive officers, and all directors and executive officers as a group before and their anticipated ownership after the merger.

	Prior to Merger		After Merger
Name and Address	Number of Shares	Percent of Shares	Number of Shares	Percent of Shares
of Beneficial Owner	Beneficially Owned	Beneficially Owned	Beneficially Owned	Beneficially Owned
LeVaughn Amerson 2512 N. Young Road Plant City Fl 33566	33,703[1]	10.22	33,703 [1]	11.00
Douglas A. Holmberg 1231 N. Valrico Road Valrico FL 33594	34,010 [4]	10.31	34,010 [4]	11.10
C. Dennis Carlton 7414 Commerce St Riverview FL 33569	31,378 [2]	9.51	31,378 [2]	10.24
Jerry L. Ball 1803 Dana Court Brandon FL 33510	8,000 [8]	2.40	8,000 [8]	2.59
David A. Gee 6010 Kestrel Point Ave Lithia, FL 33547	4,803 [9]	1.46	4,803 [9]	1.57
Gregory L. Henderson, M.D. 2901 Brucken Road Valrico FL 33594	25,203 [3]	7.64	25,203 [3]	8.23
Charles E. Jennings, Jr. P.O. Box 688 Brandon FL 33509	12,469 [5]	3.78	12,469 [5]	4.07
J.E. McLean III P.O. Box 500 Valrico FL 33595	13,959 [6]	4.20	13,959 [6]	4.52
Justo Noriega, Jr. 2205 Highway 60 East Valrico FL 33594	12,229 [7]	3.71	12,229 [7]	3.99
Donald M. Weaver 2712 Sablewood Drive Valrico FL 33594	6,300[11]	1.90	6,300[11]	2.05
All directors and executive officers as a group (11):	182,054 [10]	48.03	182,054[10]	51.20

Footnotes from preceding table:

1.	Includes 29,000 shares owned jointly with his spouse. Includes 4,703 shares subject to options which are presently exercisable.

2.	Includes 26,525 shares which Mr. Carlton owns individually and 50 shares each owned in trust for Mr. Carlton’s three children ( a total of 150 shares) of which Mr. Carlton is sole trustee. Includes 4,703 shares subject to options which are presently exercisable.

3.	Includes 20,000 shares which Dr. Henderson owns individually and 125 shares each owned by a trust set up for Dr. Henderson’s four (4) children (a total of 500 shares) of which his wife is sole trustee and as to which Dr. Henderson disclaims beneficial ownership. Includes 4,703 shares subject to options which are presently exercisable.

4.	Includes 29,207 shares which Mr. Holmberg owns individually. Also includes 100 shares which are owned by Mr. Holmberg’s wife, as to which shares Mr. Holmberg disclaims beneficial ownership. Includes 4,703 shares subject to options which are presently exercisable.

5.	Includes 5,000 shares held in a Valrico State Bank Self-Directed IRA for the sole benefit of Mr. Jennings; 2,466 shares of which Mr. Jennings owns individually and 200 shares which Mr. Jennings owns as joint tenant with his wife. Also, includes 100 shares which Mr. Jennings’ wife owns as to which shares Mr. Jennings disclaims beneficial ownership. Includes 4,703 shares subject to options which are presently exercisable.

6.	Includes 4,200 shares Mr. McLean owns as joint tenant with his wife and daughter and 1,170 shares owned by Mr. McLean in trust for his grandchildren for which Mr. McLean is sole trustee. Also includes 1,100 shares owned by Mr. McLean’s daughter, son-in-law, and wife as to which shares Mr. McLean disclaims beneficial ownership. Includes 7,489 shares subject to options which are presently exercisable.

7.	Includes 7,226 shares which Mr. Noriega owns individually and 100 shares each owned joint with three of Mr. Noriega’s children (a total of 300 shares). Includes 4,703 shares subject to options which are presently exercisable.

8.	Includes 500 shares which Mr. Ball owns jointly with his spouse. Includes 7,500 shares subject to options which are presently exercisable.

9.	Includes 100 shares which Mr. Gee owns (individually/in joint with his spouse). Includes 4,703 shares subject to options which are presently exercisable.

10.	Percentage computed based on the total shares that would be outstanding if all options were exercised. If only currently outstanding shares are used, these percentages would be 39.41 and 42.48, respectively.

11.	Includes 100 shares held individually, 200 shares held jointly with his spouse, and 6,000 shares subject to options which are presently exercisable.

RECENT AFFILIATE TRANSACTIONS IN VALRICO BANCORP STOCK

     With the exception of routine periodic purchases through the Company’s KSOP/401(k) plan, there were no transactions in Valrico Bancorp’s common stock by its affiliates which have occurred over the last sixty days. On June 30, 2004, the KSOP/401(k) plan acquired 1,160 newly issued shares of common stock of the Company for credit to the accounts of plan participants. These shares were issued by the Company at the per share price of $42.50, which amount represents the fair market value of the Company’s common stock as of December 31, 2003 as determined by Austin Associates, LLC.

STOCK REPURCHASES BY VALRICO BANCORP, INC.

     During the past two years, Valrico Bancorp has repurchased the following shares of its common stock:

Date	# of Shares	Price per Share	Cost
10/6/2003	100	$30.00	$3,000
11/21/2003	2,000	$30.00	$60,000
Total	2,100	NA	$63,000

MARKET FOR COMMON STOCK AND DIVIDEND INFORMATION

     There is no trading market at the current time for the Common Stock of the Company, and it is not expected that a trading market will develop for shares of the Company’s Common Stock in the near future. The Company is aware of 12 sale transactions that occurred during fiscal year 2003 at prices ranging from $25.00 to $30.00 per share, exclusive of commissions. The Bank is also aware of 11 sale transactions that occurred during fiscal year 2002 at prices ranging from $23.00 to $25.00 per share, exclusive of commissions. As of the record date, there were approximately 473 common shareholders of record.

			Dividend Declared
Year	High	Low	(Annual)
2004
First Quarter	$30.00	$30.00	NA
2003
First Quarter	$25.00	$25.00	$0.14
Second Quarter	$30.00	$30.00
Third Quarter	$30.00	$30.00
Fourth Quarter	$30.00	$30.00

			Dividend Declared
Year	High	Low	(Annual)
2002
First Quarter	$25.00	$24.00	$0.14
Second Quarter	$24.00	$24.00
Third Quarter	$25.00	$25.00
Fourth Quarter	$25.00	$23.00

     After the merger, the Valrico Bancorp common stock will no longer be eligible for trading on an exchange or automated quotation system operated by a national securities association. Valrico Bancorp will not be required to file reports under the Securities Exchange Act, and its common stock will not be registered under the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

     The Company is authorized to issue 1,000,000 shares of common stock, without par value. The authorized but unissued and unreserved shares of capital stock are available for general corporate purposes, including, but not limited to, possible issuance as stock dividends, in connection with mergers or acquisitions, under a cash dividend reinvestment or stock purchase plan, in a public or private offering or under employee benefit plans. Generally no shareholder approval is required for the issuance of these shares, except for shares to be offered to directors, officers and controlling persons (as defined under applicable federal regulations) in other than a public offering.

     Voting Rights. Each share of the common stock has the same relative rights and is identical in all respects with every other share of the common stock. The holders of the common stock possess exclusive voting rights in Valrico Bancorp. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of the common stock.

     Dividends. Valrico Bancorp has consistently issued dividends to the holders of the common stock, who are and will continue to be entitled to share equally in any such dividends. For additional information as to dividends, see “Dividend Policy” below.

     Liquidation. In the unlikely event of the complete liquidation or dissolution of Valrico Bancorp, holders of the common stock would be entitled to receive all assets of the Company available for distribution in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of the Company; and (ii) any accrued dividends and/or liquidation preferences upon any preferred class of stock which might be issued in the future.

     Other Characteristics. Holders of the common stock do not have preemptive rights with respect to any additional shares of common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of Valrico Bancorp without first offering such shares to existing shareholders. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by Valrico Bancorp of the full purchase price therefore are fully paid and nonassessable.

     Transfer Agent and Registrar. The transfer agent and registrar for the common stock is SunTrust.

DIVIDEND POLICY

     Future dividend payments may be made at the discretion of Valrico Bancorp’s board of directors, considering factors such as operating results, financial condition, regulatory restrictions, tax consequences, and other relevant factors. Holders of Common Stock are entitled to share pro rata in the distribution of dividends when and as declared by the Board of Directors from funds legally available for such purpose. The Bank cannot pay dividends in any one year in which its net income from the current year, combined with its retained net income for the preceding two years, is a loss or which would cause the capital accounts of the Bank to fall below the minimum amount required by law. Additionally, under certain circumstances, approval of the FDIC and the Florida Department may be required prior to the payment of a dividend.

     At the discretion of the Board of Directors of the Company and after careful review of certain factors, such as results of operations, capital requirements, regulatory restrictions, tax considerations and general economic conditions, the Board declared its first dividend in September 1993 at ten cents per share and paid said dividend on October 5, 1993. It likewise paid a similar dividend in 1994, 1995, 1996 and 1997. In 1998 and 1999, the dividend paid increased to twelve cents per share. In 2000, 2001 and 2002, the Company increased the dividend to fourteen cents a share. The dividends were based on respective year earnings and paid on October 1 of each year. During 2003, the Company paid a dividend to its shareholders of fourteen cents per common share. The Board of Directors does not intend to alter in any respect its current policy on the declaration and payment of Dividends.

SELECTED HISTORICAL FINANCIAL DATA

FINANCIAL CONDITION DATA:

	At March 31	At December 31,
	2004	2003	2002	2001	2000	1999
Total assets	$129,046	$122,882	$114,960	$105,600	$95,883	$84,366
Total net loans	87,914	84,892	74,402	66,798	66,826	62,385
Cash and cash equivalents	8,375	5,788	9,083	6,417	5,764	6,788
Total Investment securities	26,330	26,595	22,341	21,946	8,852	9,134
Total deposits	110,218	106,840	101,754	93,169	83,925	73,733
Borrowed Funds (1)	6,827	5,202	4,159	4,318	4,676	4,810
Shareholders’ Equity	10,619	10,069	8,373	7,134	6,312	5,251
Book value per share	32.78	31.84	27.12	23.41	20.71	17.42

(1)	Incudes Fed Funds purchased and Repurchase Agreements, Advances under Line-of-Credit, and Notes Payable.

OPERATING DATA:

	Quarter Ended
	March 31,	For Years Ended December 31,
	2004	2003	2002	2001	2000	1999
Interest Income	1,784	$6,849	$6,661	$7,203	$7,255	$6,267
Interest Expense	326	(1,598)	(2,157)	(3,208)	(2,880)	(2,522)
Net interest income before provision for loan losses	1,458	5,251	4,504	3,995	4,375	3,745
Provision for loan losses	30	(150)	(120)	(120)	(250)	(101)
Net interest income after provision for loan losses	1,428	5,101	4,384	3,875	4,125	3,644
Noninterest income	262	1,180	1,146	1,008	940	838
Noninterest expense	1,061	(4,152)	(4,266)	(3,768)	(3,693)	(3,519)
Income before income tax expense	629	2,129	1,264	1,115	1,372	963
Income tax expense	(227)	(690)	(387)	(371)	(438)	(324)
Net Income	402	$1,439	$877	$744	$934	$639
Basic earnings per share	1.24	4.55	2.86	2.44	3.09	2.09
Diluted earnings per share	1.05	3.78	2.39	2.04	NA	NA

	At or for the
	Quarter Ended	At or for the Year Ended
	March 31,	December 31,
	2004	2003	2002	2001	2000	1999
Return on assets (net income as a percentage of average total assets)	1.28	1.17	0.80	0.70	1.00	0.76
Return on equity (net income as a percentage of average equity)	15.55	15.66	11.31	10.79	15.95	12.55
Equity-to-assets ratio (average equity as a percentage of average total assets)	8.21	7.50	7.03	6.47	6.26	6.04
Interest rate spread	NA	4.24	4.08	3.75	4.56	4.45
Net interest margin for Period	NA	4.79	4.51	4.22	5.13	5.00
Noninterest expense, as a percentage of average total assets	3.37	3.39	3.87	3.53	3.85	4.18
Allowance for possible loan losses as a percentage of total loans	1.40	1.40	1.35	1.44	1.39	1.23
Non-performing assets as a percentage of total assets	0.23	0.25	0.47	1.59	0.59	0.43
Dividend Payout Ratio	0.00%	3.08%	5.42%	6.03%	4.53%	5.82%

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(In thousands except per share data)

     Unaudited pro forma condensed consolidated financial statements showing the effect of the merger transaction are attached here to as Appendix E. These include an unaudited pro forma balance sheet as of March 31, 2003 (the “Pro Forma Balance Sheet”), and the unaudited pro forma consolidated statements of earnings for the fiscal year ended December 31, 2003 and the fiscal quarter ended March 31, 2004 (the “Pro Forma Earnings Statement”). Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the merger occurred at December 31, 2003, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the merger was consummated on January 1, 2003 and January 1, 2004, respectively (i.e. at the very beginning of the previous fiscal year and the first fiscal quarter of 2004). The attached financial statements do not reflect any anticipated cost savings which may be realized by Valrico Bancorp after consummation of the merger.

FUTURE SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE COMPANY’S BOARD OF DIRECTORS

     If the merger is approved by the requisite vote of the Company’s shareholders, the Company will not be required to include shareholder proposals in its proxy materials in connection with next year’s annual meeting, as permitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. However, if any shareholder of the Company wishes to submit a proposal to be acted upon at the annual meeting of the company to be held in 2005, the proposal must be received by the Secretary of the Company at its principal executive offices, 1815 East State Road 60, Valrico, Florida 33594, prior to the close of business on                          , 2005. Proposals submitted in this regard will not be included in the Company’s proxy materials, and it is the intention of the board of directors to vote all proxies received by it in the interest of the Company in accordance with its judgment of the Board.

     The Company Bylaws establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify the Company not less than 14 days or more than 50 days in advance of the meeting, provided that if less than 21 days notice of the meeting is given, you must notify the Company not later than the close of business on the seventh day following the date the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in our Bylaws. Any shareholder who wishes to take such action should obtain a copy of these Bylaws and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.

     Shareholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Donald M. Weaver, Corporate Secretary, Valrico Bancorp, Inc., 1815 East State Road 60, Valrico, Florida 33594. The Board of Directors has not yet established a formal process for shareholders to send communications to the Board. The Board of Directors has determined that, in light of the general accessibility of the directors in the community, no formal shareholder communication process is required at this time. Nonetheless, shareholders are encouraged to send written communications regarding the operation or governance of the Company to the attention of Mr. Weaver at the address provided above. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members.

OTHER MATTERS

     The management of the Company is not aware of any other matters to be presented for consideration at the meeting or any adjournment thereof. If any other matter should properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgement, pursuant to the discretionary authority granted therein.

WHERE YOU CAN FIND MORE INFORMATION

     Valrico Bancorp files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers including Valrico Bancorp, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     Valrico Bancorp and the merger subsidiary have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 in connection with the transactions described in this proxy statement. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows Valrico Bancorp to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

     Pursuant to the Securities and Exchange Act of 1934 ( the “Exchange Act”) the Company files annual and quarterly reports with the Securities and Exchange Commission (the “SEC”). The Company’s annual report on Form 10-KSB for the 12 months ended December 31, 2003, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules and is incorporated herein by reference. The Company’s most recent quarterly report on Form 10-QSB for the 3 months ended March 31, 2004, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules that are incorporated herein by reference. The Company’s 10-KSB was filed with the SEC on March 30, 2004, and its 10-QSB was filed with the SEC on May 14, 2004. We undertake to deliver promptly, without charge, upon the written or oral request of any shareholder, a separate copy of the Company’s annual report on Form 10-KSB or its quarterly report on Form 10-QSB. Requests should be submitted to Donald M. Weaver, Secretary, Valrico Bancorp, Inc., 1815 East State Road 60, Valrico, Florida 33594, (813) 689-1231.

     This document incorporates by reference the documents listed below that Valrico Bancorp has filed previously with the SEC. They contain important information about Valrico Bancorp and its financial condition.

•	Valrico Bancorp’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

•	Valrico Bancorp’s Quarterly Report on Form 10-QSB, as amended, for the quarter ended March 31, 2004.

     We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of Valrico Bancorp’s annual meeting.

     We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by writing to Donald M. Weaver Secretary, Valrico Bancorp, Inc., 1815 East State Road 60, Valrico, Florida 33594. His telephone number is (813) 689-1231.

     These documents are also included in our SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.

     We have not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

Date:	By order of the Board of Directors

J.E. “Bob” McLean, III
Chairman of Valrico Bancorp, Inc.

APPENDIX A

AGREEMENT AND PLAN OF MERGER
BETWEEN
VALRICO BANCORP, INC. AND VBI MERGER SUB, INC.

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”), dated as of    , 2004, is hereby entered into by and between VBI Merger Sub, Inc., a Florida corporation (“Merger Sub”), and Valrico Bancorp, Inc., a Florida corporation (“VBI”).

RECITALS

Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. As of the date hereof, the authorized capital stock of Merger Sub consists of    shares of Common Stock, no par value (“Merger Sub Common Stock”), of which 100 shares are issued and outstanding. VBI is a corporation duly organized and validly existing under the laws of the State of Florida. As of the date hereof, the authorized capital stock of VBI consists of 1,000,000 shares of common stock, no par value (“VBI Common Stock”), of which 325,150 shares are presently issued and outstanding. The respective Boards of Directors of VBI and Merger Sub deem the Merger Agreement advisable and in the best interests of each such corporation and their respective shareholders. The respective Boards of Directors of VBI and Merger Sub, by resolutions duly adopted, have approved the Merger Agreement and have each recommended that the Merger Agreement be approved by their respective shareholders and have each directed that this Merger Agreement be submitted for approval by their respective shareholders. Shareholders of VBI and shareholders of Merger Sub are each entitled to vote to approve the Merger Agreement. Except in connection with the exercise of stock options, the number of shares of VBI Common Stock and the number of shares of Merger Sub Common Stock are not subject to change before the Effective Time (as hereinafter defined). Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Merger Agreement, and in accordance with the Florida Business Corporation Act (the “Florida Act”), at the Effective Time (as defined in Section 1.2), Merger Sub shall merge (the “Merger”) with and into VBI and VBI shall survive the Merger and shall continue its corporate existence under the laws of the State of Florida. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate and the name of the Surviving Corporation shall be “Valrico Bancorp, Inc.”

1.2 Effective Time. As soon as is reasonably practicable after the date hereof, after approval of this Merger Agreement by the shareholders of the constituent corporations and after the receipt of all required regulatory approvals and the expiration of any statutory waiting periods, articles of merger meeting the requirements of Section 607.1105 of the Florida Act shall be filed with the Florida Department of State for approval. The Merger shall become effective (“the Effective Time”) when the articles of merger have been filed with the Florida Department of State or as otherwise specified in the articles of merger.

1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the Florida Act.

1.4 Treatment of VBI Common Stock; Conversion of Merger Sub Common Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of VBI Common Stock, the following shall occur: (i) Each issued and outstanding share of VBI Common Stock owned of record by a Qualified Holder (as hereinafter defined) shall remain issued and outstanding as a share of common stock of the Surviving Corporation. (ii) Each issued and outstanding share of VBI Common Stock owned of record by a Disqualified Holder (as hereinafter defined) shall be converted into the right to receive cash from the Surviving Corporation, in the amount of $53.00 per share (the “VBI Merger Consideration”) and, thereafter, Disqualified Holders shall cease to have any rights as shareholders of VBI or the Surviving Corporation except such rights, if any, as they may have pursuant to the Florida Act, and, except as aforesaid, their sole right shall be the right to receive the VBI Merger Consideration as aforesaid, without interest thereon, upon surrender to the Surviving Corporation of their certificates which theretofore represented shares of VBI Common Stock.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Merger Sub Common Stock, each issued share of Merger Sub Common Stock shall be converted into the right to receive cash from the Surviving Corporation in the amount of $1.00 per share, and the holders of certificates representing such shares shall cease to have any rights as shareholders of Merger Sub or the Surviving Corporation except such rights, if any, as they may have pursuant to the Florida Act, and, except as aforesaid, their sole right shall be the right to receive cash as aforesaid, without interest, upon surrender to the Surviving Corporation of their certificates which theretofore represented shares of Merger Sub Common Stock.

     (c) In no event shall any Holder holding of record as of the close of business on the Shareholder Meeting Date (as hereinafter defined) of more than 100 shares in the aggregate be entitled to receive any VBI Merger Consideration with respect to the shares so held. It shall be a condition precedent to the right of any Holder to receive VBI Merger Consideration, if any, payable with respect to the shares held by such Holder that such Holder certify to VBI in the letter of transmittal delivered by VBI that such Holder held of record as of the close of business on the Shareholder Meeting Date 100 or fewer shares in the aggregate.

1.5 Dissenters’ Rights. All Disqualified Holders shall be entitled to all rights and privileges allotted to dissenting shareholders under Section 607.1302 of the Florida Act. To exercise such rights, a dissenting shareholders shall be required adhere to the dissent and appraisal procedures provided under Section 607.1320 of the Florida Act.

1.6 Certain Definitions.

     (a) The term “Qualified Holder” shall mean a Holder of VBI Common Stock who holds of record as of the close of business on the Shareholder Meeting Date more than One Hundred (100) shares of VBI Common Stock.

     (b) The term “Disqualified Holder” shall mean a Holder of VBI Common Stock who is not a Qualified Holder.

     (c) The term “Holder” shall mean any record holder or holders of VBI Common Stock who would be deemed, under Rule 12g-5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a single “person” for purposes of determining the number of record shareholders of VBI.

1.6 Resolution of Issues. VBI (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to (i) make such inquiries, whether of any VBI shareholder(s) or otherwise, as it may deem appropriate for purposes of this Article I and (ii) resolve and determine in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to this Article I, including, without limitation, any questions as to the number of shares held by any Holder immediately prior to the Effective Time. All determinations by VBI under this Article I shall be final and binding on all parties, and no person or entity shall have any recourse against VBI or any other person or entity with respect thereto.

     For purposes of this Article I, VBI may in its sole discretion, but shall not have any obligation to do so, (i) presume that any shares of VBI Common Stock held in a discrete account are held by a person distinct from any other person, notwithstanding that the registered Holder of a separate discrete account has the same or a similar name as the Holder of a separate discrete account; and (ii) aggregate the shares held by any person or persons that VBI determines to constitute a single Holder for purposes of determining the number of shares held by such Holder.

1.7 Articles of Incorporation. The Articles of Incorporation of VBI in effect as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

1.8 Bylaws. The Bylaws of VBI in effect as of the Effective Time shall be the Bylaws of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

1.9 Board of Directors of Surviving Corporation. The directors of VBI immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their respective successors shall have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.10 Officers. The officers of VBI immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

ARTICLE II
STOCK CERTIFICATES

2.1 Certificates Held by Qualified Holders. From and after the Effective Time, certificates representing shares of VBI Common Stock held by a Qualified Holder shall be deemed to evidence the same number of shares of Common Stock of VBI, as the Surviving Corporation, which they theretofore represented.

2.2 Certificates Held by Disqualified Holders or by Holders of Merger Sub Common Stock. Until presented to the Surviving Corporation, certificates which theretofore represented shares of VBI Common Stock held by a Disqualified Holder and certificates which theretofore represented Merger Sub Common Stock shall only evidence the right to receive cash as hereinabove provided. Upon presentation to the Surviving Corporation of certificates which theretofore represented shares of VBI Common Stock held by a Disqualified Holder or which theretofore represented shares of Merger Sub Common Stock, cash shall be paid in an amount to which such holder shall be entitled pursuant to Article I of this Merger Agreement. No interest shall be payable on any cash distributable pursuant to this Merger Agreement.

ARTICLE III
GENERAL PROVISIONS

3.1 Termination. Notwithstanding anything herein to the contrary, the Board of Directors of Merger Sub or the Board of Directors of VBI at any time prior to the filing of the Articles of merger with the Florida Department of State may terminate this Merger Agreement. This Merger Agreement shall be automatically terminated if (i) the Shareholders of VBI fail to approve the Merger and the Merger Agreement at a annual meeting of shareholders of VBI to be held on such date as shall be determined by the Board of Directors of VBI (the “Shareholder Meeting Date”); or (ii) any regulatory or other agency (if any) which must approve the Merger, has not approved the Merger prior to December 31, 2004. If terminated as provided in this Section 3.1, this Merger Agreement shall forthwith become wholly void and of no further force and effect.

3.2 Counterparts. This Merger Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

3.3 Governing Law. This Merger Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law.

3.4 Amendment. Subject to compliance with applicable law, this Merger Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Merger Sub or VBI; provided, however, that after any approval of the transactions contemplated by this Merger Agreement by the respective shareholders of Merger Sub or VBI, there may not be, without further approval of such shareholders, any amendment of this Merger Agreement which (i) alters or changes the amount or the form of the consideration to be delivered to the holders of Merger Sub Common Stock or VBI Common Stock hereunder other than as contemplated by this Merger Agreement, (ii) alters or changes any term of the Articles of Incorporation of the Surviving Corporation, or (iii) adversely affects the holder of any class or series of stock of any of the constituent corporations. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

IN WITNESS WHEREOF, Merger Sub and VBI have caused this Merger Agreement to be executed by their respective duly authorized officers as of the date first above written.

VBI MERGER SUB, INC.	VALRICO BANCORP, INC.

By: /s/ _________________________	By: /s/ _________________________
Title: ___________________________	Title: ___________________________

APPENDIX B

Florida Business Corporation Act

PROVISIONS OF FLORIDA BUSINESS CORPORATION ACT

RELATING TO DISSENTERS’ RIGHTS

607.1301 Appraisal’s Rights, Definitions.

The following definitions apply to ss. 607.1302 — 607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value,” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of Shareholders to Appraisal.

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to shares issued prior to October 1, 2003, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative:

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such             shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of Rights by Nominees and Beneficial Owners.

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of Appraisal Rights.

(l) If a proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of Intent to Demand Payment.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal Notice and Form.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of Rights; Right to Withdraw.

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s Acceptance of Corporation’s Offer.

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if Shareholder is Dissatisfied with Offer.

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1331 Court Costs and Counsel Fees.

(1) The court in an appraisal proceeding commenced under s. 607.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of Acquired Shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on Corporate Payment.

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for             shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

APPENDIX C

Fairness Opinion of Austin Associates, LLC

August ___, 2004

Board of Directors
Valrico Bancorp, Inc.
1815 E. State Road 60
Valrico, FL 33594-3623

Members of the Board:

You have requested the opinion of Austin Associates, LLC (“Austin”) as to the fairness, from a financial point-of-view, of the cash consideration being offered to shareholders of Valrico Bancorp, Inc. (“Company’) in connection with a going private transaction (“Transaction”). Under the terms of the Transaction, shareholders of Company owning 100 or fewer shares will receive $53.00 per share in cash.

In carrying out our engagement, we have among other things:

(i)	Reviewed the merger documents to complete the Transaction;

(ii)	Reviewed the financial statements of Company for each of the years-ended 1998-2003;

(iii)	Reviewed the interim financial statements for the six months ended June 30, 2004;

(iv)	Reviewed internal information regarding the business and prospects of Company including, but not limited to, operating budgets and business plans;

(v)	Prepared a valuation of the common stock of Company for the Company’s KSOP and considered the differences between a KSOP valuation and the Transaction in determining the fair value of the shares of Company;

(vi)	Reviewed certain publicly available information on Company and other companies whose business activities were believed by Austin to be generally comparable to those of Company; and,

(vii)	Reviewed other analyses and information as Austin deemed relevant, including but not limited to the pro forma impact of the Transaction to Company’s capital and earnings.

Board of Directors
Valrico Bancorp, Inc.
August ___, 2004

In connection with the fairness opinion, Austin completed a valuation of Bancorp as of December 31, 2004. In connection with the valuation, Austin considered the following additional factors: (a) the nature of the business and history of the enterprise; (b) the economic outlook in general and the condition and the outlook of the specific industry in particular; (c) the financial condition of the business; (d) the earning capacity of the Company; (e) the dividend paying capacity of the Company; (f) the nature and value of the tangible and intangible assets of the business; (g) sale of the stock and the size of the block to be valued; (h) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market; (i) the marketability of the Company’s stock; and (j) the determination of any control premiums or minority share discounts. A summary description of the valuation approaches utilized and conclusions reached are contained in the Schedule 13E-3 Transaction Statement. A complete valuation report was delivered to the Board of Directors on March 2, 2004.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us, or publicly available, and have not attempted to verify the same. We have assumed that there has been no material change in the financial condition of Company since the date of the last financial statements made available to us. Our opinion is necessarily based upon market, economic and other conditions as of the date hereof.

We have been retained by the board of directors as independent advisor to the Company in connection with the Transaction. For our services in rendering this opinion, Bancorp has paid us a fee and has indemnified us against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the cash offer of $53.00 per share is fair, from a financial point of view, to all shareholders of Company receiving cash in the Transaction.

Respectfully,

Austin Associates, LLC

APPENDIX D

Valrico Bancorp, Inc.
Audit Committee Charter

Statement of Policy

The purpose of the audit committee is to oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation’s system of internal controls and the effectiveness of its control structure, the Corporation’s compliance with designated laws and regulations, and the Corporation’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

•	Serve as an independent and objective party to oversee the Corporation’s accounting and financial reporting processes, internal control system, and the audits of the Corporation’s financial statements.

•	Review and evaluate the audit procedures and results of the Corporation’s independent auditor and internal audit function.

•	Approve, engage and terminate the independent auditor.

•	Review and evaluate the independent auditor’s qualifications, performance and independence.

•	Review, evaluate and approve any non-audit services the independent auditor may perform for the Corporation and disclose such approved non-audit services in periodic reports to shareholders.

•	Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management of the Corporation.

•	Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

•	At least annually, review and if necessary or appropriate, update this charter for consideration by the board of directors and perform an evaluation of the audit committee performance and function.

Organization

The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own independent legal, accounting or other advisors and shall determine the degree of independence from the Corporation required of those advisors. The audit committee shall meet at least four times per year and will report directly to the full board any issues that arise with respect to the quality and integrity of the Corporation’s general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors’ attention. Further, the audit committee shall meet separately with management, with the internal auditor and with the independent auditor. There will be at least three members of the audit committee. A majority of the members of the audit committee shall be a quorum to transact business.

Resources and Authority of the Audit Committee

The audit committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the board of directors or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the audit committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the audit committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.

Qualifications

The audit committee shall be composed entirely of independent directors, determined by the board of directors under the Valrico Bancorp, Inc. Corporate Governance Guidelines. The members of the audit committee, as determined by the board of directors, shall also meet the independence and financial expertise requirements of The Nasdaq Stock Market for audit committee members. At least one member of the audit committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

Independent Auditors

The independent auditor shall be engaged by and accountable to the audit committee. The independent auditor will report directly to the audit committee. The audit committee shall have the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee shall pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee shall also set clear policies and standards relating to the Corporation’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout the engagement of the independent auditor.

The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider the opinions of management and the internal auditor in making such evaluation.

As required by law, the audit committee shall confirm the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

The independent auditor shall ascertain that the audit committee is made aware of and timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

The audit committee will have complete oversight of the work done by the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including resolution of any disagreement between management and the independent auditor regarding financial reporting.

Internal Audit

The internal auditor of the Corporation shall directly report to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.

Complaint Procedures

The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation and its subsidiaries regarding questionable accounting or auditing matters.

Financial Reporting Oversight

In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

•	Review and discuss the annual audited financial statements, footnotes and related disclosures included in the Corporation’s annual report to shareholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditor prior to the release and filing of such documents. Review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

•	Review and discuss the quarterly financial results and information with financial management, the independent auditor, and the internal auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.

•	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance that are provided.

•	Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Corporation.

•	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditor, the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Corporation and the annual filing required under the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

•	Prepare, review and approve the annual proxy statement disclosure regarding the activities and report of the audit committee for the year.

APPENDIX E

Valrico Bancorp, Inc.
Consolidated Pro Forma Financial Statements

     The following unaudited pro forma consolidated balance sheet as of March 31, 2004 and the unaudited pro forma consolidated income statements for the fiscal year ended December 31, 2003 and the fiscal quarter ended March 31, 2004 give effect to the following:

     – We have assumed that the merger occurred as of March 31, 2004, for the purposes of the consolidated balance sheet, and as of January 1, 2003 with respect to the consolidated income statements for the year ended December 31, 2003. With respect the income statement for the fiscal quarter ended March 31, 2004, we have assumed the merger occurred as of January 1, 2004.

     – We have assumed that a total of 23,515 shares are cashed out in the merger at a price of $53.00 per share, for a total of $1,246,295. Additionally, we have assumed that we have incurred or will incur $94,000 in costs and expenses relating to the merger.

     – We have assumed that all of the cash required to consummate the merger will be provided from working capital of the corporation, and no arrangements related to the financing of the transaction are factored into the pro forma calculations.

     – We have not reflected any anticipated cost savings, estimated to be between approximately $40,000 and $70,000 per year that we expect as a result of the merger.

Table 1.1
Valrico Bancorp, Inc.
Consolidated Pro Forma Balance Sheet (In $000s)
Stock Buy-Back (23,515 Shares @ $53.00/share)

	ACTUAL					PROFORMA
	03/31/04 Valrico	ADJUSTMENTS				03/31/04 Valrico
	Bancorp, Inc.	DEBIT		CREDIT		Bancorp, Inc.
ASSETS:
CASH & DUE FROM BANKS	$8,375			$1,246	(1)	$9,629
		$2,500	(2)
FED FUNDS SOLD	$0					$0
INVESTMENT SECURITIES	$26,330					$26,330
LOANS (GROSS)	$89,164					$89,164
LOAN LOSS RESERVE	$1,250					$1,250

LOANS (NET)	$87,914					$87,914
PREMISES	$3,100					$3,100
OTHER REAL ESTATE OWNED	$303					$303
INTANGIBLES	$0					$0
OTHER ASSETS	$3,024					$3,024

TOTAL ASSETS	$129,046					$130,300

LIABILITIES:
TOTAL DEPOSITS	$110,218					$110,218
REPURCHASE AGREEMENTS	$766					$766
NOTES PAYABLE & OTHER BORROWINGS	$6,061					$6,061
TRUST PREFERRED SECURITIES	$0			$2,500	(2)	$2,500
OTHER LIABILITIES	$1,382					$1,382

TOTAL LIABILITIES	$118,427					$120,927
STOCKHOLDERS’ EQUITY:
EQUITY CAPITAL	$10,196	$1,246	(1)			$8,950
ACCUM. OTHER COMPREHENSIVE INCOME	$423					$423

TOTAL EQUITY	$10,619					$9,373

TOTAL LIAB. & EQUITY	$129,046	$3,746		$3,746		$130,300

(1)	Based on buying out all shareholders with < 100 shares @ $53.00 per share. (23,515 shares repurchased)

(2)	Company issued $2.5 million in TRUPs during 2Q 2004.

TIER 1 RISK-BASED CAPITAL RATIO (3)	10.20%			11.43%
TOTAL RISK-BASED CAPITAL RATIO (3)	11.45%	$0	$0	12.67%
TIER 1 LEVERAGE RATIO (3)	8.22%			9.14%
TRUPS/TIER 1 CAPITAL	0.00%			21.83%
TIER 1 CAPITAL (4)	$10,196	$2,500	$1,246	$11,450
TIER 2 CAPITAL (3)	$1,249			$1,249
TOTAL CAPITAL (3)	$11,445			$12,699
RISK-WEIGHTED ASSETS (3)	$99,945	$500	$249	$100,196
AVERAGE TOTAL TANGIBLE ASSETS (3)	$124,063	$2,500	$1,246	$125,317

(3)	Refer to schedule RC-R in the 03/31/04 Bank Call Report.

(4)	Tier 1 Capital = Total Equity Capital excluding Accumulated Other Comprehensive Income.

Table 1.2
Valrico Bancorp, Inc.
Consolidated Pro Forma Income Statement (In $000s)
Stock Buy-Back (23,515 Shares @ $53.00/share)

	ACTUAL			PROFORMA
	3-Month Ending			3-Month Ending
	03/31/04 Valrico			03/31/04 Valrico
INCOME STATEMENT:	Bancorp, Inc.	ADJUSTMENTS		Bancorp, Inc.
INTERET INCOME	$1,784	($3	)(1)	$1,781
INTEREST EXPENSE	$326	$24	(2)	$350

NET INTEREST INCOME	$1,458			$1,431
PROVISION EXPENSE	$30			$30
NONINTEREST INCOME	$262			$262
SALARY AND BENEFITS	$628			$628
OCCUPANCY & EQUIPMENT	$155			$155
OTHER NONINTEREST EXPENSES	$278			$278

TOTAL NONINTEREST EXPENSE	$1,061			$1,061
INCOME BEFORE TAXES	$629			$602
INCOME TAXES (3)	$227	($9	)(3)	$218

NET INCOME	$402			$384

BASIC SHARES	323,990	(23,515	)(4)	300,475
DILUTED SHARES	383,900	(23,515	)(4)	360,385
BASIC EPS	$1.24			$1.28
DILUTED EPS	$1.05			$1.06

(1)	Based on the opportunity cost of buying back the 23,515 shares @ $53.00 per share. Based on 1.00% pre-tax rate.

(2)	Based on quarterly interest expense on TRUPs. Interest rate = 3.81% (3-month LIBOR + 2.70% = 3.81% @ 3/31/04).

(3)	Based on effective tax rate of: 32.4%

(4)	Based on stock buy-back of 23,515 shares.

Table 1.3
Valrico Bancorp, Inc.
Consolidated Pro Forma Income Statement (In $000s)
Stock Buy-Back (23,515 Shares @ $53.00/share)

	ACTUAL			PROFORMA
	12-Month Ending			12-Month Ending
	12/31/03 Valrico			12/31/03 Valrico
INCOME STATEMENT:	Bancorp, Inc.	ADJUSTMENTS		Bancorp, Inc.
INTERET INCOME	$6,849	($12	)(1)	$6,837
INTEREST EXPENSE	$1,598	$95	(2)	$1,693

NET INTEREST INCOME	$5,251			$5,143
PROVISION EXPENSE	$150			$150
NONINTEREST INCOME	$1,180			$1,180
SALARY AND BENEFITS	$2,444			$2,444
OCCUPANCY & EQUIPMENT	$638			$638
OTHER NONINTEREST EXPENSES	$1,070			$1,070

TOTAL NONINTEREST EXPENSE	$4,152			$4,152
INCOME BEFORE TAXES	$2,129			$2,021
INCOME TAXES (3)	$690	($35	) (3)	$655

NET INCOME	$1,439			$1,366

BASIC SHARES	316,243	(23,515	) (4)	292,728
DILUTED SHARES	380,856	(23,515	) (4)	357,341
BASIC EPS	$4.55			$4.67
DILUTED EPS	$3.78			$3.82

(1)	Based on the opportunity cost of buying back the 23,515 shares @ $53.00 per share. Based on 1.00% pre-tax rate.

(2)	Based on quarterly interest expense on TRUPs. Interest rate = 3.81% (3-month LIBOR + 2.70% = 3.81% @ 3/31/04).

(3)	Based on effective tax rate of: 32.4%

(4)	Based on stock buy-back of 23,515 shares.

PRO FORMA FINANCIALS

	Year Ending	Quarter Ending
	12/31/2003	03/31/2004
ROAA	1.14%	1.21%
ROAE	14.81%	15.80%
Equity/Assets (avg)	7.71%	7.68%
Int. Rate Spread	NA	NA
Net Int Margin	4.64%	NA
Nonint Exp/AA	3.47%	3.35%
LLR/Loans	1.40%	1.40%
NPAs/Assets	0.25%	0.23%
Dividend Payout	3.07%	0.00%

Note: Average Balances adjusted for proforma impact of buyback.

Proxy for Annual Meeting of
Valrico Bancorp, Inc.
________________, 2004

This Proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Valrico Bancorp, Inc., Valrico, Florida on    , 2004 or any adjournments thereof. This proxy may be revoked prior to its exercise by either written notice, or personally at the meeting, or by subsequently dated proxy.

The undersigned shareholder appoints J.E. McLean, III and/or Jerry L. Ball, or either one of them attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all the common stock of said company that the undersigned would be entitled to vote, according to the books on    , 2004, at the above Annual Meeting and any adjournments thereof.

If not otherwise specified herein, shares will be voted FOR the propositions listed below. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

1.	To consider and act upon a proposal to approve the merger of VBI Merger Co., Inc., a wholly-owned subsidiary of Valrico Bancorp, with and into Valrico Bancorp as contemplated by the merger agreement attached as Appendix A to the enclosed proxy statement.

☐ For	☐ Against	☐ Abstain

2.	To elect the following nine (9) Directors whose terms will expire in 2005.

☐	Vote for All Nominees

☐	Withhold Vote for All Nominees

☐	Vote for All Nominees Except those indicated below:

To withhold authority to vote for any individual director(s), strike a line through the directors’ name(s) listed below:

LeVaughn Amerson	Jerry L. Ball
C. Dennis Carlton	Gregory Henderson, M.D.
David A. Gee	Charles E. Jennings, Jr.
Douglas A. Holmberg	Justo Noriega
J.E. McLean, III

3.	To Ratify the appointment of Rex Meighen & Company as the Company’s independent auditors:

☐ For	☐ Against	☐ Abstain

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

1815 EAST STATE ROAD 60 VALRICO, FLORIDA 33594 (813)689-1231

Page Two
Continuation of Proxy for Annual Meeting
of Valrico Bancorp, Inc.
_____________, 2004

Place Label Here

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such and present evidence of appointment (unless previously furnished to the company). Shares held jointly should be signed by all joint owners.

DATE OF PROXY # OF SHARES

SIGNED

Title, if applicable

SIGNED

Title, if applicable

SIGNED

Title, if applicable

SIGNED

Title, if applicable

☐ CHECK HERE IF YOU WILL BE ATTENDING THE ANNUAL MEETING

1815 EAST STATE ROAD 60 VALRICO, FLORIDA 33594 (813)689-1231